CONVENTION FOR

                  EXPLORATION, EXPLOITATION AND TRANSPORTATION
                             OF HYDROCARBONS IN CHAD

                                     BETWEEN

                   THE GOVERNMENT OF THE THE REPUBLIC OF CHAD

                                       AND

  THE CONSORTIUM ORIENTAL ENERGY RESOURCES LIMITED - CARLTON ENERGY GROUP LLC. -
                          TRINITY GAS CORPORATION, INC.

                  PERMIT OF BASIN : ERDIS, LAKE CHAD AND CHARI

                                TABLE OF CONTENTS




CHAPTER  I  -  GENERAL  DISPOSITIONS

ARTICLE  1  -  DEFINITIONS

ARTICLE  2  -  OBJECT  AND  TERM  OF  THE  CONVENTION

ARTICLE  3  -  RIGHTS OF THE CONSORTIUM IN TNE CONDUCT OF PETROLEUM  OPERATIONS

ARTICLE  4  -  GENERAL  OBLIGATIONS  OF  THE  CONSORTIUM



CHAPTER II  -  EXPLORATION

ARTICLE  5  -  GRANT  TERM  AND  RENEWALS  OF  THE  EXPLORATION  PERMIT

ARTICLE  6  -  RELINQUISHMENTS  AND  ABANDONMENT

ARTICLE  7  -  EXPLORATION  WORK  OBLIGATIONS

ARTICLE  8  -  SURFACE  AREA  FEES

ARTICLE  9  -  EVALUATION  OF  A  DISCOERY



CHAPTER III -  EXPLOITATION

ARTICLE  10 -  APPLICATION,  GRANT  AND  TERM  OF  A  CONCESSION

ARTICLE  11 -  PRODUCTION  PROGRAMS

ARTICLE  12 -  NATURAL  GAS

ARTICLE  13 -  MEASUREMENT  OF  HYDROCARBONS

ARTICLE  14 -  TRANSPORTATION  OF  HYDROCARBONS

ARTICLE  15 -  OBLIATION  TO  SUPPLY  THE  INTERNAL  MARKET

CHAPTER  IV -  PROVISIONS  APPLYING  BOTH  TO  EXPLORATION  AND TO EXPLOITATION

ARTICLE  16 -  ANNUAL  WORK  PROGRAM

ARTICLE  17 -  ADMIISTRATIVE  SUPERVISION  OF  THE  PETROLEUM  OPERATIONS

ARTICLE  18 -  INFORMATION  AND  REPORTS.  CONFIDENTIALITY

ARTICLE  19 -  PERSONNEL  AND  TRAINING

ARTICLE  20 -  OWNERSHIP  OF  ASSETS


CHAPTER  V  -  ECONOMIC  AND  FISCAL  PROVISIONS

ARTICLE  21 -  PRICE  OF  CRUDE  OIL

ARTICLE  22 -  ROYALTY  ON  PRODUCTION

ARTICLE  23 -  FISCAL  REGIME

ARTICLE  24 -  FISCAL  EXEMPTIONS

ARTICLE  25 -  ACCOUNTS

ARTICLE  26 -  AUDITS

ARTICLE  27 -  IMPORTS  AND  EXPORTS

ARTICLE  28 -  CONTROL  OF  FOREIGN  EXCHANGE

ARTICLE  29 -  PAYMENTS


CHAPTER  VI -  MISCELLANEOUS  PROVISIONS

ARTICLE  30 -  TRANSFER  RIGHT  AND  CONTROL  OF  THE  CONSORTIUM

ARTICLE  31 -  CANCELLATION  OF  THE  PERMIT,  WITHDRAWAL OF  THE CONCESSION AND
               TERMINATION  OF  THE  CONVENTION

ARTICLE  32 -  FORCE  MAJEURE

ARTICLE  33 -  ARBITRATION

ARTICLE  34 -  APPLICABLE  LAW  AND  STABILITY  OF  CONDITIONS
                                ------------------------------

ARTICLE  35 -  NOTICES

ARTICLE  36 -  OTHER  PROVISIONS



ANNEXES

I.     Map  and  limitation  of  the  contractual  zone  of  the  Permit.

II.    Exploration  work  program  and  provisional  expenditures.

III.   Accounting  procedure.

IV.    Agreed  List  of  taxe  exempted  items.

                                     CONVENTION
                                     ----------

                                      BETWEEN
                                      -------


THE REPUBLIC OF CHAD, hereinafter called [the state] , represented by the Minister of Mines, Energy and Petroleum,

of  the  first  part,
                                     AND

The  Consortium,  comprised  of  the  following  companies  :

-  Oriental  Energy  Resources  Limited,

-  Carlton  Energy  Group  LLC.

-  Trinity  Gaz  Corporation,  Inc.

of  the  second  part,


WHEREAS

- all fields and natural accumulations of Hydrocarbons existing in the ground or subsoil of the territory of the Republic of Chad are the property of the State ;

- the discovery and exploitation of Hydrocarbons in the Territory of the Republic of Chad are important for the economic development of the country and its inhabitants ;

- the Consortium declares that it has the technical and financial capabilities to carry out successfully within the Contract Area the Petroleum operations authotrized hereunder, and wishes to undertake the said Petroleum Operations under a Convention setting out its rights and obligations ;

- ordinance No. 7/PC/TP/MH of 3rd February 1962, relating to the exploration, exploitation, transportation by pipeline of hydrocarbons, and the fiscal regime of these activities within the territory of the Republic of Chad, authorizes the grant of exploration permits and Exploitation concessions subject to the conclusion of a Convention with the State ;


THEREFORE,  IT  IS  MUTUALLY  AGREED  AS  FOLLOWS  :




                                    CHAPTER I


                               GENERAL PROVISIONS


ARTICLE  1-  DEFINITIONS


The terms listed in this Article shall have the following meanings throughout the Convention :

1.1. [Calendar Year] means a period of 12 consecutive months starting January 1 and ending the following December 31.

1.2.  [Budget]  means  the  detailed  estimate  of  the  cost  of  the petroleum
Operations  as  set  out  in  Annual  Work  Program.

1.3. [Petroleum Code] is Ordinance No 7/PC/TP/MH of 3rd February 1962, as well as Decree of 10 May 1967 specifying the conditions of application of this Ordinance.

1.4. [Concession] means the exploitation concession for Hydrocarbons granted by the State to the Consortium in respect of a Commercial Field discovered within the Contract Area and covering the area of the said Field. The Minister and the Consortium shall set the boundary of the Concession by mutual agreement before the grant.

1.5. [Consortium] means, whether individually or collectively, the Consortium comprised of the companies Oriental Energy Resources Limited, Carlton Energy Group LLC. And Trinity Gaz Corporation, Inc. as well as any company to whom an interest may be transferred in accordance with present convention, and to whom an interest in the Permit or the Concessions may also be transferred. The term [Consortium] is used for the purposes of convenience throught this Convention and is not intended to indicate an intent on the part of the companies comprising the Consortium to form a partnership, a company or any other legal entity under the laws of any country or subdivision thereof.

1.6.  Convention  :  means  the  present  act  and  the  annexes attached hereto

1.7. Effective Date means the date on which the present Convention enters into effect.

1.8. Discovery means a discovery of Hydrocarbons whose existence until that moment was unknown, provided an amount of Hydrocarbons measured in accordance with production test methods of international petroleum industry has been brought to surface.

1.9.  Dollar  means  United  States  Dollar.

1.10.  State  means  the  Republic  of  Chad.

1.11.  CFA  Franc  means  the  legal  currency  in  circulation  in  Chad.

1.12.Exploration Well means any well drilled during the course of exploration work other than an Evaluation Well.

1.13. Evaluation Well means any well drilled after a Discovery for the purpose of evaluating the quantities of Hydrocarbons in the discovery reservoir.

1.14 Natural Gas means dry gas and wet gas produced by itself or in association with Crude oil as well as all other gaseous components extracted from the wells.

Associated Natural Gas means the Natural Gas in a reservoir dissolved in the Crude Oil, or in the form of a gas cap in contact with the Crude Oil, and which is produced or could be produced in association with the crude oil.

Non-associated  Natural Gas means Natural Gas other than Associated Natural Gas.

1.15. Commercial Field means a geological entity impregnated with Hydrocarbons which has been evaluated, and which IN VIEW OF THE CONSORTIUM can be
                                          -----------------------------
economically developed and produced in accordance with the standards used in the international petroleum industry.

1.16.  Hydrocarbons  means  Crude  Oil  and  Natural  Gas.

1.17. Minister is the Minister who at the given moment is responsible for the Petroleum Operations sector or the authorized representative ; on the date of signature the Minister responsible is the Minister of Mines, Energy and Petroleum.

1.18. Petroleum Operations means all the Operations of exploration and exploitation, including WITHOUT LIMITATION exploring, evaluating, developing,
                          -------------------
producing, separating, any primary treating and/or liquifying, storing, transporting, selling and transferring the Hydrocarbons, as far as the Delivery point, as well as administrative activities necessary for the carrying out of such operations, refinery operations and distribution of petroleum products excluded.

1.19.  Party(s)  means  the  state  and/or  the  Consortium.

1.20. Permit means exclusive exploration permit for the Hydrocarbons, called Permit H, reference to which is made in the preamble to the Convention, issued to the Consortium to authorize it to conduct exploration Petroleum Operations in the Contract Area, including evaluation work on a discovery. The perimeter of the Permit is defined in Annex I of this Convention.

1.21. Crude Oil means crude mineral oil, asphalt, ozokerite and all other liquid hydrocarbons in their natural state or obtained by condensation or extraction, including Condensates and Natural Gas liquids.

1.22. Delivery Point means the point of transfer of title of Hydrocarbons from the Consortium to its purchasers, whether at the FOB loading point at port of embarkation at the coast or any other point, within or outside Chad, set by agreement of the parties.

1.23. Total Production means the Consortium's total production of Hydrocabons obtained from all the Conncessions less :

     -     quantities  lost  or  not  used,  and

     - quantities which are reinjected, flared or used for the requirments of exploitation operations, to the extent authorized in accordance with the provisions of the Convention, measured at the measurement point(s) refered to in Article 13 below.

1.24. Annual Work Program means the document describing the Petroleum Operations to be peformed prepared in accordance with the provisions of Article 16 below.

1.25. Royalties means other royalties collected for services rendered to users for maintenance of items necessary to the supply of such services.


1.26.  Affiliated  Company  means  :
a) any company which controls or is controlled directly or in directly by a company which a party hereto ;

b)     OR  ANY  COMPANY WHICH CONTROLS OR IS CONTROLLED BY A COMPANY DIRECTLY OR
--     -------------------------------------------------------------------------
       IN  DIRECTLY  CONTROLLING  A  COMPANY  WHICH  IS  A  PARTY  HERETO.
       -------------------------------------------------------------------

In this definition ''control'' means the direct or indirect ownership by a company, or other entity, of a percentage of the shares or participation rights which is sufficient to give the majority of the voting rights in general meeting of another company or to give the power of decision making in the management of this other company.

1.27. Taxes means all the taxes in the form of tariffs allocated to cover the charges deriving from state, quasi-state or even private organizational structures.

1.28. [Third Party] means a person not within the definition in Article 1.26 above.

1.29. [Quarter] means a period of three (3) conscutive months starting the first day of January, April, July and october of each Calendar year.

1.30. [Contract] Area means the surface which means at any given time the perimeter of the Permit, after subtracting the surface area relinquished by the Consortium. The perimeter or perimeters of concessions shall be an integral part of the Contract Area during their periods of validity.

Other words used in this convention shall have the meaning generally attributed to them in the international petroleum industry.



ARTICLE  2  -  OBJECT  AND  TERM  OF  THE  CONVENTION

2.1. This Convention establishes the conditions under which the Consortium shall conduct exploration and evaluation work on the whole of the Permit area (as well as all areas for which the permit is renewed and within the perimeters of the Concessions which may be granted to the Consortium), with the aim of confirming the existence of Hydrocarbons capable of being commercially exploited and ensuring their development as soon as possible, as well as the conditions that will apply to the Concessions.

2.2. This Convention will remain in effect for twenty five (25) years beginning the signarure date SO LONG AS the Consortium holds the Permit or a Concession ;
                    ----------
however, the term of this Convention shall be extended automatically on the same terms, if such extension is necessary in order to ensure that all Concessions are covered by this Convention during their entire validity period.

2.3. At the end of the term of the permit including its renewal periods, if the Consortium has not applied for a concession relating to a Commercial Field, this Convention shall terminate. This termination shall not put an end to the rights and obligations arising previously, including the right to resolve all disputes related there to UNDER ARTICLE 33 BELOW.
                  -------------------------

This provision shall also apply in case of cancellation or relinquishment of the permit.

2.4. In so far as required, the rights and obligations provided for by this Convention shall also apply to contractors and suppliers of goods or services or other related activities, employed in the pursuit of the Petroleum Operations for the account of the Consortium.

The application of this Article 2.4 shall be strictly limited to those contractors who work for the account of the Consortium within the context of the Petroleum Operations. In no case shall it apply to other activities undertaken in Chad by such contractors or suppliers of services.



ARTICLE  3-  RIGHTS  OF  THE  CONSORTIUM  IN THE CONDUCT OF PETROLEUM OPERATIONS


3.1. Subject to the laws and regulations in force, and in accordance with the provisions of this Convention and of the Petroleum Code.

The  Consortium  shall  have  the  right  :

a)   to explore for Hydrocarbons within the area of the Permit ;

b) to exploit (including in particular developing, producing, separating, any primary treating and/or liquefying, storing, transporting, selling, transferring  and  exporting)  the  Hydrocarbons,  as  well  as  ASSOCIATED
                                                                      ----------
     SUBSTANCES   AND/OR  the  products  derived   therefrom  by  separation  or
     -------------------
     treatment, which originate from fields within the perimeters of Concessions to which this Permit gives right ; refining in the strict sense of the word is excluded, other than as strictly necessary for the conduct of the petroleum operations and subject to the prior approval of the Minister, which approval shall not be unreasonably withheld.

     Title to Hydrocarbons produced to which the Consortium is entitled hereunder shall pass to the Consortium at the point of production at the wellhead. Each member company of the Consortium shall own and may separately take and dispose of its part of the Hydrocarbons.

     c) of access to the area of the Permit and the Concessions to which this permit gives right for the purpose of carrying out the Petroleum Operations provided for in this Convention ; d) to construct all installations and carry out all work and, generally all acts and operations necessary for conducting the Petroleum Operations ;


     e) to carry out the administrative activities necessary for the conduct of the operations set out in subparagraphs a) through d) above ;


     f) to decide the way to carry out the Petroleum Operations, in accordance with the standards of the international petroleum industry.

2.2. In accordance with the laws and regulations in force in the Republic of Chad, the Consortium may, in particular :

     a) use public installations needed for Petroleum Operations, including airports, roads, waterwells, work camps and other such installations, subject to paying the fees normally imposed for such use ;

     b) use the water required for the Petroleum Operations, provided this does not prejudice the water supply of the inhabitants and the water holes for livestock ;

     c) use the stones, sand, clay, gypsum, limestone and other similar substances required for conducting the Petroleum Operations.

2.3. Subject to the  authorizations  provided for in the Petroleum  Code,  WHICH
                                                                           -----
     SHALL NOT BE UNREASONABLY  WITHHELD,  the Consortium will have the right to
     -----------------------------------
     construct all installations which are necessary for the Petroleum Operations such as, without limitation , roads, pipelines, storage installations whether inside or outside the area of the Permit or of the Concessions. Such approval may be conditional on use by Third Parties who hold other permits H or Hydrocarbons exploitation concessions of the excess capacity of the said installations, provided that such use does not interfere with the Petroleum Operations and that such use by the said Third parties shall be on the basis of conditions acceptable to the Consortium including the payment of a fair and equitable compensation.

2.4. To this end and in accordance with the provisions and procedures set out in the Petroleum Code, the Consortium shall have the right to occupy the land necessary for the performance of the Petroleum Operations, and for the housing of personnel employed on the job site.

3.5. The occupation referred to above shall be authorized in accordance with the following procedure : after receipt of the request for occupancy assuming such request is justified , a decree issued on the recommendation of the Minister shall authorize the occupancy of the necessary lands and specify the conditions of occupancy in accordance with the provisions of the Petroleum Code and the State domain law.

In  the  absence  of  mutual  agreement,  occupancy  shall  be  granted  only  :

     a) after the landowners or those who hold real estate property rights under customary law have been authorized to present their case through the administrative channels within a period determined by local regulations.

     b) for this purpose, the following shall be consulted :

          - for land held by individual owners under the conditions provided for by the Civil Code or the registration laws : the landowners.

          - for land under real estate property rights under customary law : THE
                                                                             ---
          OLDERS OF SUCH RIGHTS OR their authorized representatives.
          ------------------------

          - for land in the public domain : the authorized administration or community, and the present tenant, if any.

In the event that for any reason whatever the above procedures of registration, systematic investigation, verification of rights or consultation of landowners or holders of real estate property rights under customary law are not completed within a period of six (6) months from the date of publication of the above decree, the Consortium may dispense with such procedures on the recommendations of the Minister after payment to a designated public accountant of the following provisionnal estimated indemnities determined by the government authorities.

     - if occupancy is only temporary and if the land may be cultivated after one year as before, the compensation shall be set at least at the net yield of the land.

     - in others cases, the compensation shall be estimated at a value at least equal to the value of the land prior to the occupation.

3.6. The costs, the compensation and, in general, all expenses relating to the application of Article 3.5 hereof shall be borne by the Consortium.

If the occupancy of the land deprives the landowner, or the holder of real estate property rights under customary law of the use thereof for more than one year, or if after completion of the works the land occupied is no longer suitable for cultivation, the landowners or the holders of real estate property rights under customary law may require the holder of the occupancy permit to purchase the land. That part of the land which is too damaged or has deteriorated over too great a part of its surface area must be purchased in its entirety if the landowner or the holder of the real estate property rights under customary law so demands. The land to be thus acquired shall in all cases be assessed at a value at least equal to that it had before the occupation.

3.7. No surface works may be undertaken without the prior authorization of the State, if they are located within fifthy meters of :

     a) any property surrounded by walls or enclosures, villages, groups of habitations, wells, religious edifices, places of burial ; or places considered sacred ;

     b) lines of communication, water conduits and generally all public utilities and public works.

3.7. The State shall take all necessary and reasonable measures to facilitate the carrying out by the Consortium of the Petroleum Operations and to protect the assets and rights of the Consortium, its employees and contractors or suppliers of services in the national territory of the

     Republic of Chad. On the justified request of the Consortium, the State may prohibit the construction of houses or other buildings, whether for dwelling or professional use, close to the Consortium's exploitation installations.


ARTICLE 4 - GENERAL OBLIGATIONS OF THE CONSORTIUM IN THE CONDUCT OF PETROLEUM OPERATIONS

4.1. The Consortium shall comply strictly with the provisions of this Convention and shall respect the laws and regulations of the Republic of Chad to the extent that this Convention does not provide otherwise.

4.2. The Consortium shall carry out all work which is necessary for the performance of the Petroleum Operations with diligence in accordance with the standards applied in international petroleum industry.

In  particular,  the Consortium shall take all reasonable measures in order to :

     a) ensure that all of the installations and equipment used in the Petroleum Operations are in good condition and properly maintained ;
     b) safeguard the environment and avoid any wastage of, or pollution of environnement by, the Hydocarbons and the mud or other products used in the PETROLEUM Operations ;
                 ---------
     c) place the Hydrocarbons in the storage facilities constructed for this purpose.


4.3. The Consortium shall compensate the State for any loss or damage which the State may suffer resulting from the failure by the Consortium, its employees or agents, its contractors or suppliers of services to carry out the obligations under this Convention, or resulting from the non-respect by the Consortium of the standards generally accepted in the international petroleum industry.

The Consortium shall compensate any person against any loss or damage which may be caused to such person by the Petroleum Operations or which such person suffers as a result of the actions of the Consortium's employees or agents its contractors or suppliers of services during the course of or arising from the said operations.

For the application of this paragraph, the State shall be deemed to be a person in the case of loss or damage to public installations, buildings and other constructions which it owns.

If the responsibility of the State is alleged, the Consortium shall indemnify the State against all claims resulting from such loss or damage.

4.4. The Consortium shall obtain, and ensure that its contractors or suppliers of services shall obtain, any insurance in use by the international petroleum indusry, for an amount and in accordance with the usual practices of the companies comprising the Consortium in their international petroleum operations, which levels and practices shall be those generally accepted in the international petroleum industry, including third party liability, PROPERTY
                                                                        --------
DAMAGE,  and the insurance required by the regulations in effect in the Republic
------
of  Chad.

The Consortium shall supply the Minister with certification of the said insurance arrangements. All things being equal, the Consortium shall insure with a Chadian insurance company.

4.5. If the Consortium is comprised of several entities, the obligations and responsabilities of such entities under this Convention shall be joint and several.

4.6. After the signature of the present Convention, the Consortium undertakes to spend 500000 Dollars US in a infrastructure project in Chad. The nature of the said infrastructure project will be convened with the Minister.

                                   CHAPTER II

                                   EXPLORATION

ARTICLE  5-  GRANT  TERM  AND  RENEWALS  OF  THE  EXPLORATION  PERMIT

5.1.The State will grant the Consortium a five (5) year exploration Permit from the approval date of the present Convention.

5.2.  The  State  will grant the Consortium  a renewal of the Permit for a three
(3) year period (described in this convention as the first renewal period ) and the right of renewal for a second three year period at the end of the first renewal period ; the Consortium will be able to exercise this right by giving advance written notice to the Minister, accompanied by the report, provided for in Article 18.4 c) below, no less than three (3) months before the date of expiry of the first renewal period, provided that the Consortium has fulfilled its obligations for the first period.

5.3. The renewal of permit are conditioned by the respect of the work obligations.



ARTICLES  6-  RELINQUISHMENTS  AND  ABONDONMENT

6.1. The geographical coordinates of the initial surface area of the Permit, as well as a map, are set out in Annex I of the present Convention. On the expiry of the initial period of the Permit, the Consortium will relinquish 50% of the initial surface area of the Permit and 25% of the initial surface at the end of the first three year renewal period.

6.2.  For  the  application  of  Article  6.1  above,  it  is  understood that :

a) the areas to be relinquished shall be reduced by the surface areas abandoned and the surface areas already covered by Concessions or over which applications have been made in the proper manner before the expiry of the Permit ;
b) the Consortium shall have the right to set the boundary, form and location of the exploration perimeters which it intends to retain. However, the parts relinquished shall be in a simple geometric form bound by north-south and east-west lines.
c) A plan showing the exploration perimeter retained shall be attached to the renewal notice referred to in Article 5 above.

6.3. On the expiry of the validity period of the Permit, the Consortium shall relinquish the remaining surface area of the Permit other than the surface areas already covered by Concessions or over which applications have been made in the proper manner before the expiry of the Permit.

The Consortium may at any time abandon its rights to all or part of the Permit during the first and second sub-periods, at the end of the third sub-period and at the end of the fourth sub-period of exploration, and at any time during the first and second renewal periods,once exploration work obligations under said periods and sub-periods have been carried out.

In any event, no voluntary relinquishment during the course of a renewal period shall reduce the work obligations of the said renewal period.



ARTICLE  7-  OBLIGATIONS  DES  TRAVAUX  DES  RECHERCHES

Article  7-Exploration  Work  Obligations

7.1. The duration of the Permit is five years, renewable twice with a three year validity period for each renewal.

7.2. During the initial five year period, the work commitments for period are the following :

     a) during the first 18 month sub-period, the Consortium should realize 1000 gravity stations or equivalent interpreted air-magnetic survey,geological and geophysical studies as well as general and administrative activities defined by the Operator ;

     b) during the second 18 month sub-period, the Consortium should acquire and treat 1250 kilometers of 2D seismic ;

     c) during the third 12 month sub-period, the Consortium should drill an exploration well to a sufficient depth in order to test the prospect, either to reach a depth of 3000 meters or the basement ;

     d) during the fourth 12 month sub-period, the Consortium should drill two exploration wells to a sufficient depth in order to test two prospects, either to reach a depth of 3000 meters or the basement ;

During the third and fourth sub-periods, 1250 kilometers of 2D seismic should be acquired in order to determine prospects to be drilled.

7.3. During the first three year renewal period, the Consortium agrees to do a seismic survey and drill three exploration wells to a sufficient depth in order to test three distinct prospects, either to reach a depth of 3000 meters or the basement

7.4. During the second renewal period, the Consortium agrees to do a seismic survey and drill three exploration wells to a sufficient depth in order to test three distinct prospects, either to reach a depth of 3000 meters or the basement

7.5. The tentative plans corresponding to the work commitments and amounts to be spent for the initial five year period are set out in Annex II of this Convention.

The Consortium shall notify the State of any change which may become necessary to this plan.

The obligation to drill a given well shall be considered satisfied when the well has reached its geological objective or if Hydrocarbons in potentially commercial quantities are encountered before having reached such geological objective.

In case of exceptional circumstances encountered in the course of a drilling which prevent, in accordance with international petroleum practice, the countinuation of the said drilling, the parties shall meet to decide by mutual agreement if the drilling obligation has been met by the drilled well.

7.6. If the Consortium during the course of the first renewal period of the permit drills a number of wells greater than the minimum drilling obligations provided for in Articles 7.2, 7.3 and 7.4 above, the excees wells shall not be carried forward into the following renewal period and shall not reduce the contractual obligations provided for in respect of such period.

7.7. If at the end of any renewal period, or in case of total relinquishment or withdrawal of the permit during the course of such period, the work has not reached the minimum obligations relating to such period under Article 7 above, the Consortium shall within 30 days pay the State the amount of five million Dollar (US$ 5,000,000) for each well not drilled and 9000 Dollars US for each seismic kilometer not acquired.

7.8. Representatives of the Minister will, at the expense of the Consortium, be associated with the programed work which is carried out within Chad, in accordance with Article 17 below.

In this effect,the Consortium will handle the housing, the transportation, the food, the medical cover and the perdiem corresponding to such stay.



ARTICLE  8-  SURFACE  AREA  FEES

     8.1. During the initial five year period of the Permit, the Consortium will pay an annual fee of US$ 1 for each square kilometer of surface area held.

     During the first 3 year renewal period of the Permit the annual fee shall be US$2 per square kilometer.Then it will be exended to US$10 for each kilometer during the second renewal 3 year period of the Permit.

8.2. As soon as Concession is granted, the annual fee for the first renewal period which the validity is twenty-five (25) year will be US$100 per square kilometer of surface area; this will be extended to US$200 for the second renewal twenty five year period of production in accordance with Article 10.1 above.

8.3.The surface fee due in respect of any Calendar Year subsequent to the Calendar year in which the decree confirming the grant of the Permit is signed shall be paid in advance on the first working day of the Calendar Year in question.

The payment relating to the period of grant of the Permit to the end of Calendar Year in which the decree confirming the initial period of the Permit is signed, shall be calculated prorata for the said Calendar Year, payment being made within ten (10) days of the date of signature of the decree. This procedure shall apply mutatis mutandis to the first payment the grant of Concessions, as well as to the last payment relating to each renewal period of the Permit and to each Concession.

ARTICLE  9-  EVALUATION  OF  A  DISCOVERY

9.1. If the Consortium makes a new discovery within the perimeter of the Permit, it shall immediately notify the Minister.

9.2. The corsortium is required to persue with the maximum diligence the evaluation (including delineation) of any Discovery which allows the existence of a Commercial Field to be presumed.

The Annual Work Program, submitted under Article 16 below, shall include the Consortium's detailed evaluation plans relating to each Discovery.

The term [evaluation] shall mean, thoughout this Convention, all drilling, studies or other work necessary in the opinion of the Consortium to determine the reserves and the commerciality of a Discovery in the context of a Hydrocarbons export project. The elements taken into consideration by the Consortium in deciding which work is necessary and the appropriate time for carrying out such work will include in particular :

     -   the  size  of  the  Discovery  ;

         the  geological  and  petrophysical  characteristics  of  the  field  ;

     - the location of the Discovery relative to any other Discovery and to an existing or planned export pipeline,

     -   information  already  at  the  Consortium's  disposal,

     -   The prevailing economic conditions.

9.3.THE  COMMERCIAL  CHARACTER OF A FIELD SHALL BE DETERMINED BY THE CONSORTIUM.
    ----------------------------------------------------------------------------
If the Consortium considers that a field is commercial, it shall submit a development and exploitation plan relating to the Commercial Field to the Minister for approval. Such plan shall include in particular :

     a) the precise boundary and the surface area of the Concession requested for the Commercial Field in question within the area of the Permit in force ;

     b)   an estimate of recoverable reserves and of the production profile ;

     c) the description of the work necessary for the exploitation of the Commercial Field such as the number of wells, and the installations required for production, treatment, storage, and transportation of the Hydrocarbons ;

     d) the program carrying out the work referred to above and the forecast date for start of production;

     e) an estimate of the corresponding capital expenditures and operating costs.

Within the period of 60 days following receipt of the development and exploitation plan, the Minister may propose revisions or modifications to the said plan, provided that approval of this plan shall not be unreasonably refused. The plan will be deemed to be approved if formal approval is not given within this time limit.

9.4. If a Commercial field extends beyond the limits of the Permit, the Minister may, as the case may be, require the Consortium to exploit the said field jointly with the title holder of the adjacent permit in accordance with the provisions of a unitization agreement.

The Consortium shall, within a period of twelve (12) months following such requirement by the Minister, submit to the Minister for approval the development and exploitation plan for the Commercial Field which has been agreed with the title holder of the adjacent permit. Such period may be extended with the approval of the Minister, SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD, in
                              ----------------------------------------------
exceptionnal cases such as the size and complexity of the development in question.

9.5. If a Commercial Field extends outside the permit area into an area which is not yet covered by exclusive exploration or exploitation rights, the State may include the said area within the perimeter of the Concession relating to the said Field.

9.6. if the Consortium notifies the Minister that a field which it has discovered is not a Commercial Field, the State shall have the option to have such field developed by the Consortium on the basis of the State :

     a)   SUPPLYING the  Consortium  with all amounts  required to cover the new
          ----------
          capital expenditures and the operating costs relating to the said exploitation ;

     b) guaranteeing the Consortium depreciation, at the rates provided for in Annex III of this Convention, of the installations belonging to the Consortium which are used for the exploitation ;

     c) paying the Consortium a net profit margin, exempt from all royalties, taxes or fees provided for in this Convention and in the Petroleum Code, equal to 3 % of the Ex-Field Market Price as defined in Article 21.

The Consortium's refusal so to carry out such development will result in the transfer to the State of the right to develop the field. In such event, pipes, wellhead equipment and all non-recoverable equipment directly associated with, and within the geographical limits of, the field shall be transferred without charge to the State in the condition required for continuing operations, taking into consideration normal wear and tear.

The other site of installations not directly associated with the field or not within its GEOGRAPHICAL limits may be transferred to the State at a mutually
             ------------
agreed price or at a price determined by an expert, subject to the application of Article 20 below.

9.7. Unless they are exceptional circumstances, as agreed between the Minister and the Consortium, the Minister may require the Consortium to abandon the surface area which corresponds to a Discovery if the Consortium :

     a) has not started evaluation work on the Discovery within a period of two years after notification to the Minister of the said Discovery under Article 9.2 above, provided that, until a pipeline is installed in the vicinity of such Discovery, such two-year period shall not begin to run as long as the Consortium is doing evaluation work on other Discoveries which in its view is necessary, within the context of the prevailing economic conditions, for the Consortium to make a decision relating to such pipeline;

     b) does not consider that the Discovery is commercial within a period of 12 months after the completion of the evaluation work, provided that such 12-month period shall not begin to run so log as the Consortium has not started installing an export pipeline in the vicinity of such Discovery.

     The areas to be relinquished under Article 6 above shall be reduced by the area so relinquished, and the Consortium shall lose all right to the Hydrocarbons which may be produced from the said Discovery.

                                   CHAPTER III
                                   EXPLORATION

ARTICLE  10  -  APPLICATION,  GRANT  AND  TERMS  OF  CONCESSION

10.1.  If  the  Consortium  considers  a  field is commercial in accordance with
Article 9.3, the Consortium shall, on the date of submission of the development and exploitation plan for the commercial field in question, apply for and shall have the right to obtain in respect of each commercial field, under the procedure provided for Petroleum Code, a Concession covering the area of the Commercial field in question inside the Permit area. This Concession shall be granted for a period of 25 years, renewal only one time for the same validity period under new terms defined with the State.

10.2. The Consortium shall start implementing the development and exploitation plan relating to a Commercial Field in accordance with the program approved under Article 9.3 above at the latest 3 months after the grant of the Concession
              ---
and shall continue such implementation with diligence. Changes to the development and exploitation plan and the said program may be justified by the results acquired during the course of carrying out the work or in other circumstances. In this case, the Consortium may, after notifying the Minister, make such changes provided that the basic objective of the plan are not modified.

10.3. The Consortium shall, in accordance with the standards of the International Petroleum industry, in particular ;

     a) Apply the most appropriate methods to the exploitation of a Commercial field in order to avoid losses of energy and industrial products ;

     b) Ensure the conservation of the field and maximize the economic production of Hydrocarbons ;

     c) Initiate, as soon as practicable, studies for enhanced recovery and use such procedures if they will result in an improvement in the Hydrocarbons recovery rate on an economic basis.


10.4. The Consortium may at any time relinquish a Concession in whole or in part. The relinquisment take effect from the date specified in the Consortium's notification, provided that a minimum of 3 months'notice shall be given.

In case of relinquishment of a Concession, no penality will be applied against the Consortium. However, any relinquishment, withdrawal or expiry shall not relieve the Consorium of its obligations to make payments of sums due and owing to the State under this Convention, which relate to the period before the relinquishment, withdrawal or expiry, and its obligations to supply the State with any information and reports under Article 18 below.

Upon relinquishment, withdrawal or expiry of a Concession, by agreement with the Minister the Consortium shall perform at its expense all necessary activities to terminate the exploitation or transfer it to the State , as the case may be, in accordance with generally accepted practices in the international petroleum industry. The Consortium shall take all necessary precautions to prevent all danger to human life and to Third party property. If the State wishes to continue exploitation of the field in question following the effective date of the relinquishments, withdrawal or expiry, it may request the Consortium to continue such exploitation for a maximum period of six months from such effective date.

10.5. THE PRESENT CONVENTION CORRESPONDS TO THE  [CONVENTION-TYPE]  MENTIONED IN
      --------------------------------------------------------------------------
THE  PETROLEUM  CODE  ,  MADE  REFERENCE TO IN ARTICLES 22, 25, 26, 27 AND 31 OF
--------------------------------------------------------------------------------
ORDONNANCE  N*/PC/TP/MH  OF  FEBRUARY  3, 1962 CONCERNING CONCESSIONS GRANTED TO
--------------------------------------------------------------------------------
THE  CONSORTIUM  IN  ACCORDANCE  WITH  THE  PRESENT  CONVENTION.
----------------------------------------------------------------

ARTICLE  11-  PRODUCTION  PROGRAMS

11.1. The Consortium agrees to produce reasonable quantities of Hydrocarbons from each Commercial Field in accordance with the normal practice of the international petroleum industry, taking into account in particular the metods of good conservation of the fields and the optimum recovery of the Hydrocarbons reserves on an economic basis.

11.2. During production, the Consortium shall before 1st November of every Calendar year submit for approval to the Minister the production program for each Commercial Field and the corresponding Budget set for the following Calendar Year. Such approval shall be granted automatically if the program is in accordance with the provisions of Article 11.1. above.

11.3. The Consortium shall use its best endeavors to produce during each calendar Year the quantities estimated in the production program referred to above.

ARTICLE  12-  NATURAL  GAS

12.1. The Consortium will have the right to use the Associated Natural Gas for the requirements of the Petroleum Operations including for reinjection into the Commercial Fields.

Any quantity of Associated Natural Gas which is not used for the requirements of the Petroleum Operations, and whose treatment and use in the opinion of the Consortium are not economic, shall (subject to the right of the State to take and dispose of such Gas under the conditions set forth below) be reinjected into subsoil or, when such reinjection is not required by the practice of the international petroleum industry, may be flaired with the approval of the Minister, SUCH APPROVAL NOT TO BE REFUSED IF THE FLARING OF THE GAS CONFORMS TO
           ---------------------------------------------------------------------
THE  PRACTICES  OF  THE  INTERNATIONAL  PETROLEUM  INDUSTRY.
------------------------------------------------------------

The Consortium shall, except in case of emergency, request this approval from the Minister at least three (3) months in advance providing the necessary justifications showing in particular that all or part of this Gas cannot be usefully and economically used to improve the maximum economical re-injection rate in accordance with the provisions of Article 10.3 above.

If the Consortium decides to treat and sell the Associated Natural Gas, the Consortium shall notify the Minister of this fact ; the parties shall then meet to discuss, as soon as possible, in order to arrive at an agreement concerning the treatment and sale of the said Gas.

If the Consortium decides not to treat and sell the Associated Natural Gas which is not required for the needs of the Petroleum Operations, the State may decide, at any time, to offtake all or part of the said Gas at the exit point of the installation for separating the Crude Oil and the Natural Gas. The above Gas shall be placed at the disposal of the State without charge provided that the State shall bear any additional costs which are necessary for treating and offtaking the Gas beyond the point where it would have been flared.

12.2. If the Consortium makes a discovery of Non-Associated Natural Gas which it considers potentially commercial, it shall notify the Minister as soon as possible. The Parties shall then meet to decide on the basis of all information available if the production and the sale of this Gas by the Consortium are possible and if so which conditions shall apply.

If the Consortium considers that an Non-Associated Natural Gas Discovery is not immediately commercial but at the same time foresees its commerciallity in the future in view of the size of the discovery and in view of reasonable forecasts of market development, the State shall grant the Consortium an extension to the Permit within the surface area which corresponds to the said Discovery. Notwithstanding Article 8.1 above, the surface fee relating to this extension shall be US$ 100 per square kilometer per annum. The State and the Consortium shall agree on the term of this extension which shall be set in light of the inevitable waiting period before exploitation of the discovery can start. During this extension, the State and the Consortium shall maintain close cooperation with a view to studying the development of the market and accelerating the start of exploitation of the Discovery as much as possible as soon as economic conditions allow.

12.3.The price paid for the Natural Gas ([the Market Price]) shall be :

     a) in the case of sales to independent purchasers, equal to net price realized and obtained for the sale of this Natural Gas ;

     b) in the case of sales other than to independent purchasers, set by agreement between the State and the Consortium taking into account in particular :

          -    the quantity and quality of the Natural Gas ;

          - the prices of sales of Natural gas produced from other sources in Chad and sold under comparable market conditions, if any ;

          -    the forecasat use for the Natural Gas ;

          - the national and international market price for subtitute forms of energy.

In order to determine the Ex-Field Market price for Natural Gas, this market Price shall be adjusted back to the measurement point referred to under Article
13.1  by  deducting  transportation  costs in the same way as provided for under
Article  21.3  in  the  case  of  Crude  Oil.

ARTICLE  13-  MEASUREMENT  OF  HYDROCARBONS

13.1. The Consortium shall measure, at the outlet flange of the collection tank of each Concession, or in the case of Natural Gas, at the outlet of the gas treatment plant or the separation or treatment facilities as the case may be, or at any other point set by mutual agreement of the Parties, all the Hydrocarbons produced from each Concession after extracting the water and associated substances, using, after approval by the Minister, measuring apparatus and procedures which conform to those used in the international petroleum industry. The Minister will have the right to review such measuring apparatus and procedures and to inspect the apparatus and procedures used.

13.2. Si au cours de l'exploitation, le Consortium desire modifier lesdits appareils ou les procedures, il devra obtenir l'approbation du Ministre. Le Ministre peut exiger qu'aucune modification ne soit faite sans la pr sence de son repr sentant dument mandate.

13.2. If during the course of exploitation, the Consortium wishes to modify the said apparatus or procedures, it shall obtain the approval of the Minister. The Minister may require that any modification be made only in the presence of his duly authorized representative.

13.3. The Minister may, at any time, require the measurement apparatus be tested or calibrated at dates or intervals or in ways as specified in his request, in accordance with the standards of the international petroleum industry.

13.4. If the apparatus or procedures used result in an over or under estimation of the quantities measured, the error shall be deemed to have existed since the date of the previous calibration of the equipment, unless a more recent date can be proved, and an appropriate adjustment shall be made for the corresponding period.

13.5. If exceptional losses of Hydrocarbons have taken place, the Consortium shall submit a report to the Minister, specifying the circumstances of the losses and the quantity, if this can be estimated.

In the case of losses of Hydrocarbons resulting from the failure of the Consortium to comply with the standards generally recognized by the international petroleum industry, the Consortium shall take reponsibility, and the Parties shall meet with a view to reducing or eliminating such losses.

ARTICLE  14-  TRANSPORTATION  OF  HYDROCARBONS

14.1. In accordance with the Petroleum Code, the Consortium will have the right to transport or HAVE TRANSPORTED,while retaining ownership therin, any
                   ------------------
production to the storage, treatment, loading or wholesale consumption points, or the Delivery Point.

14.2. The State will have an option to participate in an export pipeline project, provided that the State always pay its share of the cost of the project proportional to its eventual participation.

If agreements are reached between the State and neighboring states to allow or facilitate the development of the principal export pipeline proposed by the Consortium as well as the transportation by that pipeline of its Hydrocarbons across the territory of such neighboring states, the State shall without discrimination grant to Consortium all benefits arising from such agreements, excluding the particular benefits granted specifically to the State in its capacity as a user of the pipeline.

The Consortium and the State will negotiate the conditions which will apply to the setting up and operation of the export pipeline with the governments of the revelant neighboring State.

14.3. The transportation authorization is granted by right, on request, either to Consortium or on an invidual basis to each of the entities comprising the Consortium. The approval of a pipeline project as provided for in the Petroleum Code may not be withheld if the project conforms to the regulations in force and ensures the transportation of production extracted under the best technical and economic conditions.

14.4. The rights specified in this Article 14 may be transferred individually or jointly under the conditions set out in this Convention.

The transferees shall be subject to the conditions of this Convention concerning the construction and operation of the installations and pipelines in question. They shall also comply with the conditions imposed on the Consortium under this Convention and the Petroleum Code whether from a legal point of view or in relation to control of the company.

14.5.  The  Consortium  or  its  transferees or other legal persons may CONCLUDE
                                                                        --------
CONTRACTS  OF  ASSOCIATION  or  other  similar  contract  with  a  view to joint
--------------------------
transportation of their production subject to the provisions of Article 14.6 below.

They may also conclude contracts with Third parties for construction and operation of pipeline.

All agreements or contracts relating in particular to pipeline construction and operation, sharing of costs, financial returns and, in the case of discontinuance of the business, assets, shall be submitted for approval together with any request for a transportation authorization.

If the consortium is bound by contracts to place part of its production at the disposal of any other legal persons, it shall, on the request of such legal persons, provide transportation of such production as if it was its own, under the conditions specified in Article 14.8 below.

14.6. The route and specifications of pipelines shall be set so as to ensure the transportation and disposal of the production from the fields in the best technical and economic conditions possible, and in particular so as to ensure that, on an overall basis, the value of such production at the field departure points will be maximized.

In order to ensure compliance with the provisions of the preceding paragraph, in the case of discoveries by Third Parties of other exploitable fields in the same geographic area, the Minister may in particular, in the absence of mutual agreement, oblige the holders of mining titles or the transferees referred to in
Article 14.4 above to combine with other producers with a view to joint construction or use of the installations and pipelines in respect of all or part of the production of such fields. In the case of disagreement between the parties in question in relation to such joint activity, the Minister shall submit the dispute to arbitration in accordance with a procedure such as the one set out in this Convention.

14.7. The approval of a pipeline project by decree of the Council of Ministers shall confer on such project the status of [public utility].

In addition, approval of a pipeline project shall give the Consortium or the pipeline company the right to construct installations and pipelines on land burdened  by  right  of  ways.The  owners  OF THE ABOVE MENTIONED LAND shall not
                                           ---------------------------
commit any act that might hinder the proper operation of the installations and pipelines.

If the installations or pipelines interfere with the normal use of the land, the owner(s) can have THE CONSORTIUM purchase the land by mere request. The value
                    --------------
of the land shall, in the absence of mutual agreement, be stablished in accordance with the same procedure as for expropriation.

Except in cases of force majeure or other cases validly justifying delay, the Consortium or its partners or transferees referred to in Article 14.4 above shall be required to start, or have started on their behalf, the proposed work within two years following the approval of the project, failing which such approval may be withdrawn.

14.8. The company operating the pipeline constructed in accordance with Article 14.1, 14.2 and 14.4 above may be obliged by decision of the Mimnister, failing mutual agreement, to accept, in addition to its own production and up to the limits of capacity of the pipeline, production from exploitation operations other than those in relation to which the project was approved.

Production of the same quality transported at the same rate shall be subject to the same tariff.

ANY  DISPUTE  ARISING  OUT  OF THE APPLICATION OF THE PROVISIONS OF THIS ARTICLE
--------------------------------------------------------------------------------
4.18  SHALL BE SUBJECT TO ARBITRATION IN ACCORDANCE WITH A PROCEDURE SUCH AS THE
--------------------------------------------------------------------------------
ONE  SET  OUT  IN  ARTICLE  33  BELOW  OF  THIS  CONVENTION.
------------------------------------------------------------

14.9. The transportation tariff shall be set by the companies responsible for the transportation. The tariff shall be subject to the approval of the Minister. To this end, this tariff shall be submitted to the Minister two months before the start of operations. Notice of any subsequent change shall be given to the Minister with any appropriate explanations one month before the effective date. During such notice period, the Minister may raise objection to the tariff proposed.

This  tariff  shall  in  particular  :

     -    include a usage factor for the installations.

     -    take into account the depreciation of the installations and pipeline.

     -    Take into account distances involved.

     -    Allow a profit margin  comparable to that customarily  accepted in the
          international   petroleum   industry  for   comparable   installations
          operating under similar conditions.

In case of significant changes to any of the components of the tariff, a new tariff will be set and approved in accordance with above procedures, on request of the Minister, taking such changes into account.

14.10. Any legal person transporting Hydrocarbons in Chad shall, in relation to the installations and operation of the facilities and pipeline, be subject to the obligations set out in the present Convention.

14.11. The provisions of this Article 14 shall not apply to installations and pipeline constructed within a concession. Occupancy of land necessary for such installations and pipeline shall be arranged in accordance with the procedure set forth in this Convention.

ARTICLE  15  -  OBLIGATION  TO  SUPPLY  THE  INTERNAL  MARKET

15.1. If the State is unable to satisfy the Chadian internal consumption requirments for Crude Oil from all internally produced Crude Oils available to it, the Consortium agrees to sell to the State on a prioity basis, the portion necessary to satisfy the internal consumption needs of the country, equal up to the percentage represented by the total production in comparison to the total quantity of Crude Oil produced in the Republic of Chad.

15.2. The Minister shall give written notice, at the latest on the first of October, of the quantity of Crude Oil to be purchased over the following Calender Year in accordance with this Article.

15.3. The Crude Oil sold under this Article to the State, or to the person designated by the State for this purpose, shall be paid for in CFA FRANCS, and
                                                                 ----------
the per barrel price paid shall be the ex-field cost price of the Crude, plus the cost of transportation to the place of delivery, plus thirty United States cents (US$ 0.30) per barrel, except if the parties otherwise agree. These deliveries shall not be subject to any royalty or profits tax. This Crude Oil shall be delivered to the State, unless otherwise agreed by parties, at the exit point of the principle collection centers of the producing fields (where the Consortium shall provide storage for this Crude Oil for a period of at least 2 months, for the account of the Consortium for the first thirty days of such period, thereafter for the account of the State). The deliveries shall be made in accordance with procedures set by agreement of the parties.

15.4. All sums due to the Consortium under this Article shall be payable to the Consortium in currency legally used in Chad(CFA FRANCS). At the start of each
                                               ------------
month the Consortium shall invoice the State for deliveries made in the preceding month. The State shall pay within 60 days . The conversion between

Dollars  and  the  currency legally used in Chad(CFA FRANCS)shall be made on the
                                                 -----------
basis of the average of the daily rate quoted by the foreign exchange market in Paris at the closing of each working day during the month of delivery.




        CHAPTER IV PROVISIONS APPLYING TO EXPLORATION AND TO EXPLOITATION

ARTICLE  16-  ANNUAL  WORK  PROGRAM

16.1. The Consortium will submit to the Minister within thirty days following the effective Date of the Convention the Annual Work Program and the corresponding Budget for the current Calendar Year.

Two month before the end of each subsequent Calendar Year, The Consortium shall submit the Annual Work Program and corresponding Budget for the following Calendar Year to the Minister.

The Annual Work Program and the Budget shall specify the different activities of exploration, evaluation, development, production and transportation.

16.2. The Minister may not unreasonably refuse the Annual Work Program and corresponding Budget. However, the Minister may propose revisions or modifications to the Annual Work Program, by notice to the Consortium within a period of thirty days following the receipt of this Program.

In this event, the Minister and the Consortium shall meet as soon as possible to study the requested revisions or modifications and to establish, by mutual agreement, the final form of the Annual Work Program, in accordance with good oil-field practices as generally recognized in the international petroleum industry.

IF  THE MINISTER DOES NOT NOTIFY THE CONSORTIUM OF HIS WISH TO MAKE REVISIONS OR
--------------------------------------------------------------------------------
MODIFICATIONS  WITHIN  THE  ABOVE  MMENTIONED THIRTY-DAY PERIOD, THE SAID ANNUAL
--------------------------------------------------------------------------------
WORK  PROGRAM AND THE CORRESPONDING BUDGET SHALL BE DEEMED TO BE APPROVED BY THE
--------------------------------------------------------------------------------
MINISTER  AT  THE  END  OF  SUCH  PERIOD
----------------------------------------

16.3. Changes to the Annual Work Program may be justified by the results acquired during the course of carrying out the work or in other circumstances. In this case, the Consortium may, after notifying the Minister, make such changes provided that the basic objectives of the said Annual Work Program are not modified.

16.4. Any Annual Work Program and corresponding Budget submitted to the Minister during the Permit renewal periods in relation to exploration work shall be approved automatically on the condition that they conform to the work obligations provided for in Article 7 above.

ARTICLE  17-ADMINISTRATIVE  SUPERVISION  OF  PETROPEUM           OPERATIONS

17.1. The Petroleum Operations are subject to technical and adminitrative supervision by representatives from the Minitry. The duly authorized representatives shall have the right to oversee the Petroleum Operations, and to inspect, at reasonable intervals, the facilities, equipment, machinery, recorded data, and records relating to the Petroleum Operations.

17.2. The Consortium shall give advance notice to the Minister of all Petroleum Operations, such as geological or geophysical campaigns, drillings, and well tests, in order to enable the representatives of the Minister to be present without causing delay to the normal carrying out of the operations.

If the Consortium decides to abandon a well it shall notify the Minister if the case arises two (2) days before the abandonment, or twenty (20) days in the case of the abandonment of production wells.

17.3. The Minister or his duly designed representative, may request the Consortium to carry out, at the Consortium's expense, any work judged necessary to ensure normal safety and hygiene during the Petroleum Operations, in accordance with the practices of the international petroleum industry.

17.4. In carrying out the Petroleum Operations, the Consortium shall observe all written notices given by the Minister in accordance with the Petroleum Code, as well as any written notices, requirements or order given by a duly authorized agent. However, no notice, requirement or orders shall be given if it is does not comply with the provisions of this Convention or with the standards of the international petroleum industry. If the Consortium refuses such notices, requirements or orders if they are not reasonable nor comply with this Convention or with the standards of the international petroleum industry, the dispute may be submitted to arbritation under Article 33 below.

17.5. The State will ensure that all its representatives shall strictly observe any instuctions given by the representatives of the Consortium relating to the safety of persons and of the site, and that any inspection shall be made in such a way as to interfere as litle as possible with the operations of the Consortium.

ARTICLE  18-  INFORMATION  AND  REPORT

18.1. In accordance with the Petroleum Code, the Consortium shall maintain at all times reports and records on all its Petroleum Operations in Chad.

18.2. The well-logs, maps, magnetic tapes, drilling cutting, cores, samples and all other geological and geophysical information and data obtained by the Consortium during the course of Petroleum Operations (hereafter referred to as [Petroleum Data]) are the property of the State and shall be provided to the Minister as soon as possible after they are obtained or prepared, unless otherwise provided for hereunder, and may not be published, reproduced or be the subject of any transaction without the authorization of the Minister.

18.3.  The  Consortium  may:

     a) retain for the needs of the Petroleum Operations copies of the documents which comprise the petroleum Data ;

     b) with the authorization of the Ministry, which shall not be unreasonably refused or delayed, retain for the needs of the Petroleum Operations the original documents which comprise the Petroleum Data, subject to providing the Minister with copies if such documents can be reproduced ;

     c) export freely for treatment, analysis or laboratory examination, the Petroleum Data, subject to providing the Minister, if practicable, with sample of equivalent size and quality or, in the case of reproductible documents, copies of equivalent quality.

In particular, the Consortium shall as soon as possible supply the Minister with a copy of the final versions of measurement reports, geophysical interpretations, geological reports, well-logs and drilling reports.

All maps, sections, profiles and all other geophysical and geological documents shall be supplied to the Minister on transparent paper which is adequate for further reproduction.

The Consortium shall supply the Minister or his representative with a representative part of cores, cuttings and samples of fluid produced during production tests.

At the expiry or on the relinquishment or termination of this Convention, the original documents including magnetic tapes, if requested, shall be transferred to the Minister.

18.4.The Consortium shall supply the Minister with periodic reports in French and in English as follows :

     a) a daily report on drilling progress and production, as well as weekly report on geophysical works being carryied out ;

     b) within thirty (30) days following the end of each Quarter, a report relating to the Petroleum Operations carried out during that Quarter ;

     c) within sixty (60) days following the end of each Calendar Year, a summary report relating to the Petroleum Operations carried out during that Calendar Year, indicating among other things :

          - discoveries made by bassin, with reserve estimates by individual field,
          - the evaluation activities carried out during the course of that Calendar Year and the evaluation activities planned for the current Calendar Year, with the reasons supporting the Consortium's determination concerning the work necessary in accordance with Article 9.2 above.
          - The geological and petrophysical characteristics and the estimated delineation of each field, and the results of any production tests carried out,
          - The detailed technical-economic analysis of the commerciality of the total reserves, with an indication of investments, costs, production, hypothetical sequence of development of the fields,
          - The conditions relating to the economic viability of an export project and recommendations on future exploration and evaluation work,
          - A detailed estimate of amounts spent and a list of personnel employed by the Consortium.

The Consortium agrees to present this report annually to official representaticves of the State, at a location mutually agreed, and agrees to reimburse actual expenditures, up to a maximum of US$ seventy-five thousand (75,000) for travel and reasonable living costs incurred by such representatives.

18.5.This Convention, as well as all information marked [confidential] which is supplied by one Party to the other by reason of this Convention, shall be considered confidential until the relinquishment of the surface area to which the information relates, except :

- for the petroleum Data (it being understood that for the purposes of this paragraph, this term does not include either interpretations or interpretative reports) which shall remain confidential only for a period of five years from the time the Data is obtained ; and

-    for the convention, which will reamin confidential for its term.

However, each Party may disclose this information to any person employed by it or working on its behalf provided such person agrees to treat it as confidential.

The Consortium may also communicate such information (including the Convention) to Affiliated Companies, any professional consultants and legal counsel, any third parties who have a bona fide interest in becoming a member company of the Consortium, any accountants, underwriters and lenders, and to such representatives of governments which need to be made aware thereof or have the right to require disclosure. The Consortium will also have the right to make data trades with third parties in accordance with normal practices of the international petroleum industry, subject to Consortium keeping the State informed of such data trades. The Consortium will obtain from any relevant Third party a written undertaking to maintain the confidentiality of information so exchanged.

In addition, The Minister may use the information supplied by the Consortium for the purpose of preparing and publishing any report required by law, as well as any report and study of general interest.

18.6. Notwithstanding the provisions of Article 18.5 above, the Minister may introduce into the public domain any information relating to an area over which the Consortium no longer has rights following expiry, relinquishment, withdrawal or termination of the Convention over the said area.

18.7.  The  intention  of  the  Parties  is  not to apply the provisions of this
Article 18 in a way that abnormally overburdens the administration of the Consortium. If, in the opinion of the Consotium, the application of any provision whatsoever of Article 18 has this effect, the Parties shall meet to agree an appropriate change to the relevant obligation.

18.8. Notwithstanding any provision to the contrary in this Convention, the Consortium will not be required to disclose to the State any of its proprietary technology or that of its Affiliated Companies.

ARTICLE  19-  PERSONNEL  TRAINING  AND  MACHINERY

19.1. The Consortium shall, from the start of Petroleum Operations, ensure that it employs Chadian citizens preferentially, PROVIDED THEIR QUALIFICATION ARE THE
                                            ------------------------------------
SAME,  and  to play a part in the training of such employees so as to allow them
-----
to  accede to all work force, supervisory, professional and managerial position.

At the end of each Calendar Year, the consortium will prepare, in agreement with the Minister, a recruitment and training plan with a view to an ever increasing participation by Chadian personnel in the Petroleum Operations.

19.2. In order in particular to facilitate the employment of Chadian personnel, the Consortium, in satisfying its needs, will provide for the training and perfecting the qualifications of personnel employed for the Petroleum
Operations. The Consortium shall also use its best endeavors to train and perfect the qualifications of the representatives of the Ministry of Mines, Energy and Petroleum.

The Consortium shall organize such training under a plan established by agreement with the Minister, either within its own organization or within other organizations, by means of training assignments or exchange of personnel, whether in Chad or abroad.

To this end, the consortium shall dedicate the following to the training plan for Chadian personnel :

a) from the approval date of the present Convention, the Consortium agrees to spend up to US$ 75000 per annum for the reinforcement of national capacity and the purchasing of equipment for the Ministry of Mines, Energy and Petroleum.

b) Upon the grant to the Consortium of its first Concession, this yearly amount allocated for the training and machinery will be increased to US$200000.


19.3.  The  foreign  personnel  employed  by  the  Consortium, as well as by its
-----
contractors, for the requirements of the Petroleum Operations will be authorized to enter the Republic of Chad. The Minister will facilitate the issue and renewal of the administrative documents necessary for the entry and stay in Chad of the said personnel and their families.

In no way shall the previous paragraph be interpreted as a waiver of the legislation IN FORCE concerning entry to or exit from the territory of the
             ---------
Republic of Chad, provided that such legislation is applied without discrimination to all persons entering or leaving the Republic of Chad.

ARTICLE  20-OWNERSHIP  OF  ASSETS

20.1. All assets, whether movable and immovable, acquired and owned by the Consortium will become the property of the State without compensation on the date of expiry or termination of the Convention or a Concession or, in the case of relinquishment, on the date of relinquishment, for those assets not required for Petroleum Operations within other areas, other than those relinquished. If, at the date of such expiry, termination or relinquishment, the Consortium is not a title-holder of any Concession, this obligation will apply only to immovable assets.

If the Minister decides not to use the said assets, he may request the Consortium to remove them at its expense, such request to be made before the date of the expiry, termination or relinquishment.

The Consortium may not remove or sell, out of the Contract Area, any asset which may be transferable to the State under this Article except with the approval of the Minister, other than in the case of replacement of asset which is required in the normal course of the Petroleum Operations.

20.2. Within sixty days following expiry, relinquishment or withdrawal of a Concession, the Consortium shall transfer to the State , without compensation, all wells then producing which have been drilled by the Consortium within the perimeter of the said Concession, in good working order (normal wear and tear excepted) for the continuance of the exploitation, except if the Minister requires their abandonment or if these wells have already been abandoned.

20.3. During the term of the Permit and the Concessions, the wells which cannot, by agreement, be used for the pursuit of exploration or exploitation, may be taken by the State without cost and converted to water wells. The Consortium shall be required to leave the tubing in place at the requested level, as well as any wellhead, and to carry out at its expense at the time of the operation of abandoning such well and to the extent possible from a technical and economic point of view, the completion of the well in the water zone as may be requested.

                                    CHAPTER V

                         ECONOMIC AND FISCAL PROVISIONS

Article  21  Price  of  Crude  Oil


21.1. The unit sale price of Crude Oil, taken into account for the calculation of the direct tax on profits and royalty, shall be the Market Price at the Delivery Point [The Market Price] expressed in Dollars per barrel as determined below :

     a) At the end of each Quarter, from the start of commercial production of Crude Oil, a Market Price of each type or blend of Crude Oil sold shall be determined.

     b) If sales to independent purchasers represent fifty percent or more of the Crude Oil from the Contract Area, sold by the Consortium at the Delivery point during the course of the quarter, the Market Prices applicable for that Quarter will be equal to the weighted average of the prices obtained during the said Quarter by the consortium, for the Crude Oil from the Contract Area, under sales contracts with independent purchasers.

     c) If sales to independent purchasers represent less than fifty percent of the Crude Oil from the Contract Area, sold by the Consortium at the Delivery Point during the course of the Quarter, the Market Price applicable for the Quarter shall be the weighted average of :

          1. the weighted average of the prices obtained from independent purchasers during the Quarter in question if there have been such sales of Crude Oil from the Contract Area by the Consortium ;and

          2. the average of the prices for which Crude Oils of similar density and quality to the Crude Oil from the Contract Area were sold during the course of the Quarter in question under comparable commercial conditions by independent sellers to independent buyers. The prices of reference Crude Oils shall be adjusted to take account of differences in quality, quantity, transportation and commercial conditions.

          The above-mentioned weighted average shall be determined on the basis of the percentage by volume represented by the total of sales from the Contract Area under subparagraph 1 above to independent purchasers and those made under subparagraph 2, respectively.

          d)   Within  the  meaning  of  this  article,   sales  to  independent
               purchasers shall exclude the following transactions :

               - sales under which the purchaser is an Affiliated Company of the seller, as well as sales between entities which comprise the Consortium ;

               -    sales to the internal Chadian market ;

               - sales involving any consideration other than payment in currency (such as exchange contracts, sales between governments) and sales the reasons for which, in whole or in part, are considerations other than the normal economic practices in sales of Crude Oil on the international market.


          e) All the above prices shall be adjusted to the actual points of loading of the Consortium.

          f) For the purposes of this Article, sales to the internal Chadian market under Article 15 shall be excluded from the calculation of Market Price.

21.2. Within thirty days following the end of each Quarter, the Consortium will determine, in accordance with Article 21.1 above, the Market Price of the Crude Oil produced applicable to the preceding Quarter, and will submit this determination to the Minister.

If within thirty days following this submission, the Minister does not accept the Consortium's determination of the market price, the Consortium and Minister will meet to reach agreement on the determination of the market price. If the parties have not reach agreement on the determination of the market price within ninety days following the end of the quarter, the Consortium or the Minister may immediatelly submit the determination of the market price to an expert. In this case the market price shall be determined finally by an expert of international repute, appointed by agreement between the parties, or failing agreement, appointed by the International Center of Technical Expertise of the International Chamber of Commerce in accordance with the technical expertise Regulation.

The expert shall determine the Market Price in accordance with the provisions of
Article 21.1 within a period of twenty one days after his appointment. The expenses of the expert will be for the account of the Consortium and will be included in its costs.

21.3. For the purposes of determining the value of royalty under Article 22.4 below, an Ex-Field Market price will be calculated for each quarter. Within thirty of the final determination of the Market price relating to the quarter in question, the Consortium will make this calculation in the following manner and will notify the result to the Minister :

It will determine in the first place the value of the total quantities of Crude Oil from the Contract Area, sold by the Consortium at the Delivery point during such quarter, using this Market price, the quantities sold for internal consumption needs under Article 15.3 above being excluded ;

If will subtract therefrom the costs of transportation incurred by the Consortium during such quarter between the measurement point specified in
Article  13  above  and  the  Delivery  points  ;

It will divide the result by the Total production of Crude Oil, after having deducted the quatities sold during that quarter to satisfy the internal consumption needs under Article 15.3 above as well as the quantities of royalty payable in kind in respect of the quarter in question and the lost quantities or used for the Field exploitation needs.

The costs of transportation referred to above will include all transportation, handling, storage, loading, and, where applicable, treatment and all other costs which are incurred in respect of the Crude Oil between the measurement point specified in Article 13.1 above up to the Delivery Points, including all costs, tariffs, duties, and other charges of whatever nature resulting from transportation through the Republic of Chad and any neighboring countries.


ARTICLE  22  -  ROYALTY  ON  PRODUCTION

22.1. The Consortium shall pay to the State a Royalty on the Total Production of Hydrocarbons (after deducting the quantities referred to in this Article) at rate of 12.5% in the case of Crude Oil and 5% in case of Natural Gas.

22.2. The Royalty on the Crude will be payable, in whole or part, either in cash or kind. The Royalty on Natural Gas is always payable in cash.

The choice of the method of payment of Royalty on Crude Oil will be notified by the Minister to the Consortium at least three months before the start of commercial production.

This choice will remain valid until the Consortium receives a new notification from the Minister which must be given with at least three months advance notice.

If no notification has been made within the period provided, all the Royalty will be paid in cash.


22.3. Before tenth of each month, the Consortium will submit to the Minister, with all necessary supporting documentation, a statement of the Total Production of the preceding month, divided into the following three categories :

     a) the quantities sold during the course of the preceding month in satisfaction of the needs of internal consumption under Article 15.3 above,

     b) the quantities of royalty to be paid in kind in respect of the previous months, and,


     c)   the balance, being the quantities intended for export.

The statement shall specify separately the quantities of Crude Oil and Natural Gas.

22.4. When the royalty is payable in cash, it will be paid monthly on a provisional basis and quarterly on a final basis.

The Consortium will pay the provisional amount within seven (7) days following the submission of the statement, on the basis of the quantities referred to in
Article 22.3 c) above multiplied by the Ex-Field Market Price calculated in accordance with Articles 12.3 and 21.3 above.
In  the  case  of  Crude  Oil  :

     - until the calculation of the Ex-Field Market Price for given Quarter, the provisional Ex-Field Market Price applicable to the Quarter will be the most recent Ex-Field Market Price ;

     -    following the notification to the Minister, in accordance with Article
          21.3 above, of the calculation of the ex-Field Market Price for the Quarter in question, the Minister will notify the Consortium of the final amount of royalty payable, after deduction of amounts payable on a provisional basis, and the Consortium will pay the royalty on a final basis. If the balance is negative, the amount will be deducted from the amount of royalty for which the Consortium is liable subsequently until the amount is exhausted. If the balance is positive, the Consortium will pay the amount within thirty (30) days.

          In case, where the calculation of the Ex-Field Market Price for a given Quarter corresponds to a negative value, then the Ex-Field Market Price deemed to be zero. If the losses extend on a long period, the Parties will to find an issue.

22.5.  When  the  royalty  is  payable  in  kind,  it  will  be  paid  monthly.

Unless otherwise agreed between the parties , the Consortium will, at the earliest the fifteenth of each month, make available to the State quantities of Crude oil payable as royalty in respect of the preceding month at the measurement points specified in Article 13 above at a rate agreed with the Minister. If the Minister requests and if the Consortium has the necessary installations, and the necessary capacity in such installations, the Consortium will transport and deliver the said quantities for the State at the expense of the State.

The State will have a period of sixty (60) days from the time the Consortium makes the product available during which to carry out its offstake ; during this time the Consortium is obliged to store this Crude Oil at no charge. If all the monthly royalty has not been taken at the end of this period, the Consortium , may freely dispose of this amount of Crude Oil subject to paying to the State the royalty in cash for the corresponding quantities in accordance with Article
22.4  above.


ARTICLE  23  -  FISCAL  REGIME

23.1. The Consortium is, by virtue of its Petroleum Operations, subject to direct tax on profits provided for in this Convention, in accordance with
Article 1.6.1 of Annex III, and in the General Tax Code as well as the Petroleum Code, subject to any contrary provisions in this Convention.

23.2. The net profits that the Consortium makes from the whole of its petroleum Operations in the territory of the Republic of Chad are subject to a direct tax of 50 %, CALCULATED ON THE SAID NET PROFITS, AS PROVIDED IN THE PETROLEUM CODE.
          ----------------------------------------------------------------------

THE  OTHER  PROVISIONS OF ARTICLE 65 OF THE PETROLEUM CODE ARE NOT APPLICABLE by
-----------------------------------------------------------------------------
reason of the methods of determining the direct tax set out below, the royalty on production being considered as a deductible exploitation cost and not as a credit against tax.

The Consortium shall keep by Calendar Year, in conformity with the regulations in force in Chad and the provisions of this Convention, separate accounts for the Petroleum Operations which allow a general exploitation account, a profit and loss account and a balance sheet to be kept setting out both the results of the said operations and the assets and liabilities relating thereto or linked directly thereto.

23.3. In order to determine the net profits of the Consortium, the following shall be credited to the general exploitation account and the profit and loss account :

     a) the value of the total quantities of Hydrocarbons from the Contract Area, sold by the Consortium at the Delivery Point, determined on the basis of the market Price dtermined in accordance with Articles 12 and 21 above, the quantities sold for internal consumption needs under
          Article 15.3 above being excluded.

     b) If applicable, the value of the share of production paid by way of royalty in kind determined in accordance with the procedures set out in Article 22 above.

     c)   THE SHARE OF THE CAPITAL GAINS TAXES  DERIVING FROM THE  ASSIGNMENT OR
          ----------------------------------------------------------------------
          THE TRANSFER OF ANY ASSET ITEM  WHATSOEVER IN ACCORDANCE  WITH THE TAX
          ----------------------------------------------------------------------
          REGIME CONCERNING THE CAPITAL GAIN ON ASSIGNMENT.
          ------------------------------------------------

     d) Any other income or revenue directly linked to the Petroleum Operations, in particular, from the sale of associated substances, and from treatment, storage and transportation of Hydrocarbons for Third Parties.

     e)   Foreign exchange profits resulting from the Petroleum Operations.

23.4.The following may be debited to the general exploitation account and to the profit and loss account.

     a) cost of materials, supplies and energy used or consumed, salaries of personnel and related charges, cost of services provided to the Consortium by Third Party or Affiliated Companies, provided that in this case the cost of supplies, personnel, and services provided by Affiliated Companies shall not exceed those normally charged by Third Parties for similar services in the international petroleum industry.

     b) The depreciation actually charged by the consortium up to the limit of the rates set out in Annex III of this Convention. This depreciation will commence on the date of use of the equipment and will continue until the equipment is wholly depreciated.

     c) Genenral costs related to the Petroleum Operations including costs of starting up business, cost of renting movable and immovable assets, insurance premiums, and an amount relating to overhead costs from abroad as defined in Article 2.6 of Annex III of this Convention.

     d) The actual amount of interest and other charges on debts contracted by the Consotium within the limits set in Article 2.7 of Annex III of this Convention. It is understood that no interest will be deductible in respect to loans made by Affiliated Companies concerning exploration expenses.

     e) After following for depreciation already charged, the value of materials or assets destroyed or damaged, and the value of assets which the enterprise has written off or which will be abandonned during the course of the year, as well as unrecoverable debts and compensation to third parties for damage.

     f) The total amount of royalty on the production paid in cash, and the value of the share of the amount of production paid by way of royalty in kind determined in accordance with the procedures set out in
          Article 22 above.

     g) Reasonable reserves created for clearly specifies future losses or charges and which current events render probable, excluding all contributions to the fund for reconstituting the fields.

     h) Any other losses or charges directly relating to the Petroleum Operations including foreign exchange losses arising therefrom, with the exception of the amount of direct profits tax determined in accordance with the provisions of the present article.

     i) All other losses which the Consortium has to bear for the transportation of Hydrocarbons between the measurement points specified in Article 13.1 and the Delivery Points, including all costs, tariffs, duties and other charges of whatever nature arising from the transportation of the Hydrocarbons through the republic of Chad and through neighboring countries, to the extent that such costs are not already included by virtue of paragraphs a) to h) above.

23.5. Subject to other provisions to the contrary agreed between the parties, direct profits tax will be paid under a system of quartely payments with annual settlement after declaration of the financial results for the Calendar year in question. These advances shall be paid before the end of each Quarter and shall be equal to one-quarter of the direct profits tax actually paid during the course of the preceding Calendar year. The payment of the balance of the direct of the direct profits tax for a Calendar Year shall be made at the latest on the 1st of April of the following Calendar Year. If the Consortium has paid advances which are greater than the amount of tax for which it is liable in respect of a given Calendar Year, the excess shall constitute an amount to be debited from the amount of advance payments due in the future.

ARTICLE  24  -  FISCAL  EXEMPTIONS

24.1.  The  Consortium,  ITS SHAREHOLDERS, AND AFFILIATED COMPANIESshall benefit
                         ------------------------------------------
from  the  fiscal  advantages  provided for IN ARTICLE 65 of the petroleum Code.
                                            -------------

Except for royalty on production and direct profits tax, the Consortium is exepmpt :

     a)   from all other  direct tax on revenue  relating  to the results of the
     -- Petroleum Operations, the profits, and distribution of the profits, MOVABLE ASSETS REVENUE TAX
          --------------------------

     b) From all taxes, duties or contributions of any nature whatsoever on the production or sale of the Hydrocarbons and any related revenue, and payable on the Petroleum Operations, or on the setting up and operation of the Consortium, INCLUDING [LICENCE FEES] (LA PATENTE)
                                       -----------------------------------

The above exemption also applies to all transfers of funds, purchases and transportation of Hydrocarbons intented for export, SERVICES RENDERED and more
                                                      -----------------
generally to all revenue and activities of the Consortium, provided that in each of these cases this is required for the Petroleum Operations.

As an exception to the previous provisions, [real estate taxes] (les impots fonciers) and [additional fees] (les taxes additionnelles) are payable, on the basis provided under the general law, on buildings intended for habitation.

In addition, the exemptions set out in this Article do not apply to. [fees levied by way of remuneration of services rendered] (taxes ou redevances percues en remuneration des services particuliers rendus), and generally, to all [advance payments of non-fiscal nature] (les prelevements autres que ceux a caractere fiscal).

24.2. In addition, the Consortium shall be exempt for any 'turnover tax' (taxe sur le chiffre d'affaires) in respect of all acquisitions of assets or services strictly and directly necessary to the carrying out of the Petroleum Operations.

ARTICLE  25  -  ACCOUNTS

25.1. The Consortium shall keep accounts in conformity with regulations in force and in accordance with the provisions of the Accounting procedure set out in Annex III which is an integral part of this Convention.

25.2. The records and books of accounts shall be kept in Dollars. These records will be used to determine the gross revenue, the exploitation expenses, the net profits and for the preparation of the declaration of accounting results of the Consortium.

For information purposes, the general exploitation and the profit and loss accounts and the balance sheets shall also be kept IN CFA FRANCS.
                                                            ---------------

25.3. The records and books of accounts will be supported by detailed vouchers proving the expenses and revenues of the Consortium in accordance with the rights and obligations of the Convention.

ARTICLE  26  -  AUDITS

26.1. The State will have the right to examine and verify, by its representatives or the auditors, the records and books of accounts relating to the Petroleum Operations and will have a period of five (5) years following the end of the accounting period in question to carry out this examination or verification and to present to the Consortium its objections in respect of all inconsistencies or mistakes noted at the time of the examination or verification.

For purposes of such verification the Consortium will place at the disposal of the representatives of the State and the Auditors during working hours all records, books. Other documents and information that these representatives and auditors may request.

26.2.Failure by the State to make any claim within the five year period referrred to above shall terminate the right of the State to object or make any claim in respect of the accounting period in question.


ARTICLE  27  -  IMPORTS  AND  EXPORTS

27.1. The Consortium will have the right to import into the Republic of Chad for its own account or for the account of its contractors, under conditions set out below, all plant, equipment, machines, appliances, vehicles, cars, airplanes, spare parts and consumable materials necessary for the petroleum Operations.

The foreign employees and their families working in the Republic of Chad for the Consortium or its contractors will have the right to import their personal effects into the republic of Chad free from all taxes and customs duties, except for personal vehicles currently in use, in accordance with the provisions of the Customs Code in force. Local purchases will be made on a tax-included basis.

The merchandise referred to above will be imported by the Consortium exempt from all taxes and customs duties, except for 'fees levied for services rendered' (des taxes percues pour services rendus) under the following conditions :
     a) the materials intended exclusively for petroleum exploration and exploitation will be exempt from all taxes and customs duties ;

     b) equipment-merchandise and appliances-intended for the petroleum exploration and exploitation work sites will be placed under 'NORMAL
                                                                          ------
          temporary admission regime' (le regime de l'admission temporaire normal) ;

     c)   Work site  vehicles,  specialized  or not,  will be  placed  under the temporary admission regime ; the Company vehicles and vehicles for personal use will be subject to the general legal regime '(regime du droit commun) wihout exemption ; airplanes and their spare parts, consumable materials required for petroleum exploration and exploitation ,as listed in Annex , will be exempt from all taxes and customs duties.

27.2. The Consortium and its contractors agree to effect the imports defined above only to the extent that the said merchandise is not available in the Republic of Chad in equivalent quantities, quality, price, time period and payment conditions,except in the case of particular technical requirements or emergencies presented by the Consortium or its contractors.

The Consortium and its contractors agree to give preference to Chadian entreprises for all contracts of construction, supply or services on the basis of equivalent terms relating to quantities,quality,price, time period and payment conditions.


27.3. The Consortium and its contractors, sa well as their foreign employees and their families, will have the right to reexport out the Republic of Chad, free of all exit tariffs and duties, the merchandise which has been imported under
Article  27.1  above,  and  which  is  no  longer  necessary  for  the Petroleum
Operations,  subject  to  Article  20  above.

27.4. The Consortium and its contractors will have the right to sell in the Republic of Chad the merchandise which they have imported when no longer needed for the Petroleum Operations, subject to Article 20 above, provided that the Minister is informed in advance. It is understood that, in this case, the seller will comply with all the formalities provided for by the regulation in force and will pay all taxes and duties which apply on the date of the transaction, except if the above mentioned merchandise is transferred to entities which are arrying out Petroleum Operations in the Republic of Chad.


27.5.  During  the  term  of  this  Convention  and subject to the conditions of
Article 15 above, the Consortium will have the right to export freely to any destination, free of all exit taxes and duties, the share of Hydrocarbons to which the Consortium is entitled under the term of the Convention. However, the Consortium agrees, on the demand of the State, not to sell Hydrocarbons to countries which are declared hostile to the Republic of Chad.

27.6. All imports and exports under this Convention will be subject to the formalities required by the regulation in force.

At the request of the Consortium and after agreement of the competent Chadian authorities, materials and supplies may be extended as Petroleum Operatipons are carried out.



Article  28  Foreign  Exchange

28.1. The Consortium will be subject to the regulations of the Republic of Chad concerning foreign exchange and transfers. In any event, it is understood that the State agrees, for the term of this Convention, to maintain for the Consortium and its contractors the benefit of the following guarantees for the operations carried out within the framework of this Convention :

a) the right to acquire abroad loans or other means of financing necessary for the conduct of the Petroleum Operations, receive and to maintain abroad all funds acquired or borrowed abroad including income from sales, and to dispose therof freely in so far as such funds exceed the requirements of their operations in Chad and of their fiscal and contractual obligations ;

b) free movement of funds belonging to them free of all taxes and duties, between Chad and any other country ;

c) the right to repatriate capital invested within the framework of this Convention and to transfer income from such capital, in particular interest and dividends, although the State shall have no obligation to provide foreign currency ;

d) free transfer of amounts payable, as well as free right to receive amounts of whatever nature which are payable to them, subject to making the declarations required by the regulation in force ;

e) the right of direct payment abroad to foreign suppliers for supplies and services required for the Petroleum Operations.


28.2. For the performance of the Petroleum Operations, the Consortium will be authorized to exchange national currency against convertible foreign currencies at rates of exchange which are no less favorable for the Consortium than the daily rate, or the rates generally applied in the Republic of Chad to other firms, on the day of the exchange transaction.

28.3. Within thirty days following the end of each Quarter, the Consortium shall supply the Minister of Finance with a report on the movement of funds relating to the Petroleum Operations during that Quarter.



28.4. The expatriate emplyees of the Consortium will have the right, in accordance with the regulations in force in the Republic of Chad, of free exchange and free transfer to their countries of origin of savings from salaries and contributions to pension funds and savings accounts made by thrmselves or on their behalf, provided they have paid their taxes in the Republic of Chad.


ARTICLE  29  -  PAYMENTS


29.1. Unless otherwise provided for in this Convention, all sums due to the State or to the Consortium will be payable in Dollars or in any convertible currency chosen by agreement between the Parties.


29.2. In case of late payment, sums due from the Consortium shall bear interest at rate of LIBOR plus four and half percent per annum from the day when they should have been paid.

                       CHAPTER VI MISCELLANEOUS PROVISION

            ARTICLE 30- TRANSFER RIGHTS AND CONTROL OF THE CONSORTIUM

30.1. In accordance with the provisions of the Petroleum Code, the joint and several rights and obligations arising under this Convention may not be transferred in whole or in a part by any of the entities comprising the Consortium without the prior approval of the Minister, other than in case of transfers to Affiliated Companies.
A transfer will be deemed to be approved by the Minister if, within sixty days of sending the notice and a copy of the draft transfer deed to the Minister, the Minister has not refused his approval. Such approval shall not be unreasonably withheld.

Each of the companies comprising the Consortium shall have the right to transfer all or part of any of its rights granted under this Convention or under the Permit or under any Concession to any Affiliated Company. Such transfers will not be subject to the prior approval of the Minister. However the Consortium will inform the Minister of any transfer made under this terms of the paragraph within one month following the signature of the transfer document. No transfer shall be such as to affect adversely the interests of the State and the Petroleum Operations, nor to reduce technical and financial capacity of the Consortium.

Except in the case of transfers provided for in Article 14.4 above, transferee(s) will become part of the Consortium and shall satisfy the obligations imposed on the Consortium by the Petroleum Code and by this Convention, to which they shall become a party.

TRANSFERS  MADE  IN ACCORDANCE WITH THE ABOVE PROVISIONS WILL BE EXEMPT FROM ALL
--------------------------------------------------------------------------------
REGISTRATION  AND  STAMP  DUTIES  OTHERWISE  LEVIABLE  THERON.
--------------------------------------------------------------

30.2. If the Consortium is comprised of several entities, it shall supply the Minister as soon as possible with a copy of its Joint Venture Agreement binding the entities constituting the Consortium.

30.3. The Consortium shall submit, for the Minster's approval, any change of person or any proposal which could lead, in particular by way of a re-distribution of shares, to a change in the control of the Consortium, other than in the case of transfers between Affiliated Companies.

The proposals referred to in this Article 30.3 will be notified to the Minister. If within a period of 60 days following the said notification the Minister has not notified the Consortium of his refusal to approve the said proposals (such approval not to be unreasonbly withheld), the proposals will be deemed approved.


ARTICLE 31 - CANCELLATION OF THE PERMIT, WITHDRAWAL OF THE CONCESSION AND TERMINATION OF THE CONVENTION

31.1. The Permit or, the case arising any Concession may be cancelled or wihdrawn, in whole or in part, without any compensation, in the cases and in accordance with the procedures provided for in the Petroleum Code.

31.2. For the purposes of applying such procedures, the Minister will give notice to the Consortium, by registered letter with proof of receipt, to comply within the periods provided for in the Petroleum Code or within four months if no such periods are provided.

If the Consortium fails to comply within the time limit provided, the cancellation of the Permit or withdrawal of the Concession shall be declared and this Convention will automatically terminate to the extent that this Convention applies to the Permit or the said Concession.

31.3. Any dispute relating to the cancellation of the Permit or withdrawal of a Concession and the termination of the Convention may be referred to arbitration under Article 33 below.

ARTICLE  32  -  FORCE  MAJEURE

32.1. In the case of non-performance by any Party of its contractual obligations, other than in the case of payments for which such Party is liable, the non-performance or delay will not be considered a breach of this Convention if resulting from Force Majeure, provided however there is a cause and effect link between the impediment and the Force Majeure reason which is relied on.

The Parties may submit to arbitration any dispute concerning the type of failure involved and its effect on the contractual obligations of the Party concerned.


32.2. Under this Convention the following shall be understood as being cases of Force Majeure, all events which are unforeseeable and independent of the will of a Party, such as natural causes, epidemics, earthquakes, fires, floods, strikes, riots, insurrections, civil disturbances, sabotage, the effects of war or situations attributable to war. The intention of the Parties is that the term Force Majeure shall be interpreted in accordance with the principles and practices of international law.

32.3. When a Party considers it is prevented from complying with its obligation because of Force Majeure, it shall immediately notify the other Party of such impediment giving reasons.

It shall also take all useful steps to ensure normal resumption of compliance with the obligations affected as soon as possible after the event of Force Majeure has ceased.
The obligations, other than those affected by Force Majeure, shall continue to be complied with in accordance with the provisions of this Convention.

When a case of Force Majeure lasts for longer than one (1) year, the Parties may, by mutual agreement, agree to terminate this Convention.

32.4. If, following a case of Force Majeure, execution of obligations under this Convention is delayed, the period provided under this Convention for carrying out such obligation shall be increased by the period of the delay and also by the period necessary for the repair of any damage resulting from such delay. The term of this Convention shall also be extended, but only in respect of the area affected by the event of Force Majeure.


33.1. In case of dispute arising between the State and the Consortium concerning the interpretation or execution of this Convention or of any of its provisions, the Parties shall use their best endeavors to resolve the dispute amicably. If the Parties do not resolve the dispute amicably within a period of three (3) months, the dispute shall be decided by arbitration before three (3) arbitrators in accordance with the arbitration rules of the International Chamber of Commerce. Awards shall be final and binding on the parties from the date they are made, and judgment upon the award may be entered in any court having jurisdiction.

33.2. The arbitration shall take place in Paris (France). The procedure shall be conducted in French language.

33.3.  The  arbitrors  shall  decide  all  questions  on  the  basis  of  :

     a)   the provisions of this Convention,

     b)   subject to Article 34 below, the provisions of the Petroleum Code,

     c) subject to Article 34 below, the other laws and regulations of Chad supplemented where necessary by the general principles of law applied internationally.

33.4. Recourse to arbitration shall suspend the obligation to perform the matter in dispute. On other hand, execution by the parties of their other obligations under this Convention shall not be suspended during the period of arbitration.


ARTICLE  34  -  APPLICABLE  LAW  AND  STABILIZATION  OF  CONDITIONS
                                 ----------------------------------

34.1.  The  Petroleum  Operations  undertaken  within  the  framework  of  this
Convention are governed by this Convention and the Petroleum Code and other laws and regulations in force in Chad;HOWEVER, IN CASE OF CONTRADICTION OR
                                            ------------------------------------
INCONSISTENCY  BETWEEN THE PROVISIONS OF THIS CONVENTION AND THE PETROLEUM CODE,
--------------------------------------------------------------------------------
THE  PROVISIONS  OF  THIS  CONVENTION  WILL  PREVAIL.
-----------------------------------------------------

34.2. The Consortium shall respect the laws and regulations of the Republic of Chad.Any reference to these laws and regulations, throughout this Convention, shall not in any way be interpreted to increase, either directly or indirectly, the obligations imposed on or the amounts payable by the Consortium under this Convention nor to adversely affect the rights and economic benefits of the Consortium as provided for in this Convention.

34.3. In case of contradiction or inconsistency between this Convention and the laws and regulations of the Republic of Chad, the provisions of this Convention shall prevail, except if the Parties decide otherwise.

34.4     DURING  THE  TERM  OF  THIS  CONVENTION  THE  STATE  GARANTEES  THAT NO
----     -----------------------------------------------------------------------
GOVERNMENTAL  ACT  WILL  BE TAKING IN THE FUTURE, WTHOUT PRIOR AGREEMENT BETWEEN
--------------------------------------------------------------------------------
THE  PARIES,  AGAINST  THE  CONSORTIUM  WHICH  HAS THE EFFECT EITHER DIRECTLY OR
--------------------------------------------------------------------------------
INDIRECTLY  OF  INCREASING  THE OBLIGATIONS OR AMOUNTS PAYABLE BY THE CONSORTIUM
--------------------------------------------------------------------------------
UNDER THIS CONVENTION OR WHICH ADVERSELY AFFECTS THE RIGHT AND ECONOMIC BENEFITS
--------------------------------------------------------------------------------
OF THE CONSORTIUM PROVIDED BY THIS CONVENTION. THIS WILL APPLY IN PARTICULAR, TO
--------------------------------------------------------------------------------
THE  FOLLOWING  :
-----------------

A)     EXEMPTION  FROM  TAXES,  FEES  AND  DUTIES  ;
----------------------------------------------------

B)     OBLIGATIONS  RELATING  TO  ROYALTY  AND  PROFITS  TAX  ;
--------------------------------------------------------------


C)     RIGHT  TO  RETAIN ABROAD AND TO REPATRIATE TO FOREIGN COUNTRIES ANY FUNDS
-------------------------------------------------------------------------------
AND  FOREIGN  CURRENCIES  ;
---------------------------

D)     NON-DISCRIMINATION  INRESPECT  OF  CHARGES MADE BY THE STATE FOR SERVICES
--------------------------------------------------------------------------------
RENDERED,  COMPARED WITH CHARGES MADE BY THE STATE FOR SIMILAR SERVICES SUPPLIED
--------------------------------------------------------------------------------
IN  THE  PUBLIC  DOMAIN.
------------------------

IF  SUCH  CHANGE  ARE MADE BY THE GOVERNMENT OF THE REPUBLIC OF CHAD WITHOUT THE
--------------------------------------------------------------------------------
PRIOR  AGREEMENT  OF  THE  CONSORTIUM,  THE  PARTIES  SHALL  AGREE THE NECESSARY
--------------------------------------------------------------------------------
MODIFICATIONS  TO  INSURE  THAT  THE CONSORTIUM IS SUBJECT TO THE SAME FINANCIAL
--------------------------------------------------------------------------------
CONDITIONS,  OBLIGATIONS  AND  AMOUNTS,  AS  WELL  AS THE SAME RELATIVE ECONOMIC
--------------------------------------------------------------------------------
RIGHTS  AND  BENEFITS,  AS  EXISTED  BEFORE  THE  SAID  TOOK  PLACE.
--------------------------------------------------------------------


ARTICLE  35  -  NOTICES

35.1. All notices and other communications relating to this Convention shall be addressed in writing and shall be considered as having been delivered as soon as they are carried or delivered by registered mail, with confirmation of receipt, or addressed by telex, telefax, to the address shown below :

     a)   for the State or the Minister :


     Minister  of  Mines,  Energy  and  Petroleum
     PO  BOX  94  N'Djamena
     Republic  of  Chad
     Telefax  :  (235) 52.25.65
                 (235) 52.42.48

     b)   for the Consortium

     Trinity  Energy  Resources  Chad  LTD
     Po  Box  5499  N'DjamenA
     Republic  of  Chad
     Telephone    (235) 52.44.98
     Telefax      (235) 52.44.96

35.2. The State and the Consortium may at any time after notice to the other Party change their authorized representative or amend the chosen address set out above.



ARTICLE  36  -  OTHERS  PROVISIONS

36.1. The headings of this Convention are inserted for convenience and reference only and in no way define, limit or describe the effect or the purpose of the Convention nor of any of its clauses.

36.2. The Annexes I ,II.III and IV attached are in integral part of this Convention.

36.3. This Convention may be modified only in writing by mutual agreement of the Parties.

36.4. Any waiver by the State of the execution of any obligation by the Consortium shall be in writing signed by the Minister. No waiver may be considered as a precedent if the Minister waives his reliance on any of his rights under this Convention.

36.5. If no time limit is specified in a particular case under this Convention where the Minister's approval is required, the Parties shall agree upon a reasonable time limit, it being understood that the intent of the Parties is to cooperate in all possible ways to achieve the purposes of this Convention. The approval will be deemed to have been given if express approval is not given within the time limit stipulated or agreed.

36.6. The Effective Date from which this Convention shall be binding on the Parties will be the date of its approval by Decree. The validity of this Convention will not be affected by any delay whatsoever in the signature of any decrees confirming the grant or the renewal of the permit or any Concessions.

36.7. This Convention abrogates the Memorandum of Understanding, signed by the Republic of Chad and the Consortium on July 31,1998.







IN  WITNESS  WHEREOF,  the  Parties  have  signed  this  Convention  in  four
(4  )copies

                      In  N'Djamena  on .....................


FOR  THE  REPUBLIC  OF  CHAD               FOR  ORIENTAL  ENERGY  RESOURCES




THE  MINISTER  OF  MINES,  ENERGY          FOR  CARLTON  ENERGY  GROUP
AND  PETROLEUM



                                           FOR  TRINITY  GAS  CORPORATION,  INC

                                     ANNEX I
                                     -------

BOUNDARIES  OF  THE  CONTRACT  AREA  OF  THE  PERMIT


POINTS                                      LONGITUDE                LATITUDE
-------                                     ----------               ----------

1               fronti  re  avec le Cameroun                        10 30'00"N
2               fronti  re  avec  la  R.C.A.                               10
30'00"N

Le long de la fronti re avec la R.C.A. jusqu'
3                                          20 01'15"E       fronti re avec la R.C.A.
4                                          20 01'15"E               09 40'00"N
                                           ----------               ----------
5                                          20 17'30"E               09 40'00"N
                                          ----------               -----------
6                                          20 17'30"E               09 47'30"N
7                                          20 00'00"E               09 47'30"N
8                                          20 00'00"E               09 45'00"N
9                                          19 55'45"E               09 26'15"N


10                                         19 55'45"E               09 26'15"N
11                                         19 44'45"E               09 26'15"N
12                                         19 44'45"E               09 21'30"N
13                                         19 40'30"E               09 21'30"N
14                                         19 40'30"E               09 18'00"N
15                                         19 27'30"E               09 18'00"N
16                                         19 27'30"E               09 21'30"N
17                                         19 20'30"E               09 21'30"N
18                                         19 20'30"E               09 33'00"N
19                                         19 14'15"E               09 33'00"N
20                                         19 14'15"E               09 29'00"N
21                                         19 08'00"E               09 29'00"N
22                                         19 08'00"E               09 25'15"N
23                                         18 57'15"E               09 25'15"N
24                                         18 57'30"E               09 21'15"N
                                          ----------               -----------
25                                         18 51'15"E               09 21'15"N
26                                         18 51'15"E               09 18'00"N
27                                         18 43'30"E               09 18'00"N
28                                         18 43'30"E               09 16'00"N
29                                         18 32'45"E               09 16'00"N
30                                         18 32'45"E               09 13'00"N
31                                         18 28'00"E               09 13'00"N
32                                         19 28'00"E               09 08'15"N
33                                         18 19'30"E               09 08'15"N
34                                         18 19'30"E               09 05'45"N
35                                         18 10'45"E               09 05'45"N
36                                         18 10'45"E               09 03'15"N
37                                         18 07'00"E               09 03'15"N
38                                         18 07'00"E               09 01'30"N
39                                         18 05'15"E               09 01'30"N
40                                         18 05'15"E               09 03'30"N
41                                         17 57'00"E               09 03'30"N
42                                         17 57'00"E               08 59'15"N
43                                         17 50'00"E               08 59'15"N
44                                         17 50'00"E               08 57'00"N
45                                         17 31'15"E               08 57'00"N
46                                         17 31'15"E               08 50'30"N
47                                         17 22'15"E               08 50'30"N
48                                         17 22'15"E               08 52'15"N
49                                         17 08'45"E               08 52'15"N
50                                         17 08'45"E               08 57'00"N
51                                         16 12'15"E               08 57'00"N
52                                         16 12'15"E               09 10'45"N


53                                         16 09'15"E               09 10'45"N
54                                         16 09'15"E               09 13'30"N
55                                         16 00'15"E               09 13'30"N
56                                         16 00'15"E               09 11'00"N
57                                         15 49'45"E               09 11'00"N
58                                         15 49'45"E               09 07'45"N
59                                         15 48'15"E               09 07'45"N
60                                         15 48'15"E               09 06'30"N
61                                         15 42'45"E               09 06'30"N
62                                         15 42'45"E               09 07'15"N
63                                         15 28'15"E               09 07'15"N
64                                         15 28'15"E               08 59'45"N
65                                         15 35'00"E               08 59'45"N
66                                         15 35'00"E               08 49'15"N
67                                         15 37'00"E               08 49'15"N
68                                         15 37'00"E               08 34'15"N
69                                         15 39'45"E               08 34'15"N
70                                         15 39'45"E               08 32'30"N
71                                         16 02'45"E               08 32'30"N
72                                         16 02'45"E               08 23'30"N
73                                         16 07'30"E               08 23'30"N
74                                         16 07'30"E               08 18'00"N
75                                         16 12'30"E               08 18'00"N
76                                         16 12'30"E               08 11'45"N
77                                         16 16'45"E               08 11'45"N
78                                         16 16'45"E               08 08'15"N
79                                         16 34'45"E               09 08'15"N
80                                         16 34'45"E               08 09'15"N
81                                         16 45'30"E               08 09'15"N
82                                         16 45'30"E               08 07'30"N
83                                         17 30'00"E               08 07'30"N
84                                         17 30'00"E               08 15'00"N
85                                         17 37'30"E               08 15'00"N
86                                         17 37'30"E               08 22'30"N
87                                         18 07'30"E               08 22'30"N
88                                         18 07'30"E               08 30'00"N
89                                         18 30'00"E               08 30'00"N
90                                         18 30'00"E               08 37'30"N
91                                         18 37'30"E               08 37'30"N
92                                         18 37'30"E               08 42'30"N
93                                         19 00'00"E               08 42'30"N
94                                         19 00'00"E       fronti re avec la R.C.A


Le long de la fronti re avec la R.C.A jusqu'ala frontiere avec le Cameroun ,ensuite, le long de la fronti re avec le Cameroun jusqu'au point

95                     fronti  re avec le Cameroun          10 30'00"N(identique
                                                            au  point  N  1)


Voir la Carte se rapportant aux coordonnees g ographiques des points qui figurent al'Annexe N(o) I.





                                    ANNEX II

                    EXPLORATION WORK PLANS AND ESTIMATED COST
                                     IN(US$)

Initial  Period  of  five  (5)years

     First  sub  period  :  (18)  months

     Aero-magnettic Survey, Geological and Geopgysical study as defined by the Operator ; evaluation of Seismic data and aero-magnetic existing. 500 000

Administration  and  general  activities                              200 000

SUB  TOTAL                                                            700 000

Second  sub  Period  (18)  months

     1250  Km  of  Seismic  acquisition                             5 000 000

     Administration  and  general  activities                         300 000

     SUB  TOTAL                                                     5 300 000

     Third  sub  Period  (12)  months

     1250Km  of  Seismic  acquisition                               5 000 000
     Drilling  of  (1)  Exploration  well                           5 000 000
     Administration  and  general  activies                           300 000

     SUB  TOTAL                                                    10 300 000

     Fourth  sub  Period  (12)  months

     Drilling  of  (2)  Exploration Well                           10 000 000
     Administration  and  general  activities                         300 000

     SUB  TOTAL                                                    10 300 000

TOTAL                                                              26 000 000


Summary  of  provisional  expenditures  of  Exploration  in  categories

Aero-magnetic  Survey                                                 500 000
2500  Seismic  acquisition  of  2D or 3D                           10 000 000
Three  (3)  Exploration  Well                                      15 000 000
Costs  of  administration  and  general  activities                 1 100 000

TOTAL                                                              26 000 000

                                    ANNEX III

     ACCOUNTING  PROCEDURE

ARTICLE  1.  GENERAL  PROVISIONS

1.1.     Purpose

     This Accounting procedure will apply to the performance of the ovligations under the Convention.

The purpose of this Accounting Procedure is to establish the accounting standards and methods for determining the costs which, in accordance with the practices of the international petroleum industry, are necessary for the Consortium to incur in the conduct of the Petroleum Operations (hereafter referred to as [Petroleum Costs]).

1.2.     Interpretation
The definitions set out in Article 1 of the Convention shall apply to this Annex.

IN  THE CASE OF CONFLICT BETWEEN THE PROVISIONS OF THIS ACCOUNTING PROCEDURE AND
--------------------------------------------------------------------------------
THE  CONVENTION,  THE  PROVISIONS  OF  THE  CONVENTION  SHALL  APPLY.
---------------------------------------------------------------------

1.3.     Amendements

This  Accounting  Procedure  may  be  amended  by agreement between the Parties.

The Parties agree that, if any of the provisions of this Accounting Procedure becomes inequitable for one of the Parties, they will in good faith amend the provision in question.

1.4.     Accounts  and  statements

     a) the Consortium will set up and maintain, in its office in Chad, the complete accounts, book and statements of all income, costs and expenses relating to the Petroleum Operations, in conformity with regulations in force and the practices and procedures used in the international petroleum industry.

     These accounts, books, statements and reports shall be made available, to the State and its representatives to allow them to exercise their right of inspection, verification and supervision provided for in Article 26.1 fo the Convention.

     b) Within twelve (12) months following the Effective Date, the Consortium will submit to the Minister a draft accounting plan relating to the accounts, books, statements and reports of the organization. This plan will conform with generally recognized and accepted accounting methods and compatible with the practices and procedures of the modern PETROLEUM industry.
          ---------

          Within six (6) months following receipt of this draft plan, the Consortium and the Minister will agree the final accounting plan which will describe in detail the bases of the accounting system and the procedures to be used under the Convention and a list of the accounts to be kept in the French language. Following this agreement, the Consortium shall diligently set up, and supply the Minister with formal copies of the detailed accounting plans and manuals relating to the accounts, books and the form of presentation of the accounts, and the procedures to be observed in the performance of the Convention.

     c) All reports and statements will be prepared in accordance with the provisions of the Convention, and the regulations of the Republic of Chad, and, failing such provisions , in accordance with the methods generally accepted in the international petroleum industry.

1.5. Currency

     All accounts, books, statements and reports will be expressed in Dollars unless otherwise provided for or agreed by the Parties.

1.6. Accounting principles

     The principles relating to the tax accounts will include the following :

     1.6.1 Taxable parties

     If the Consortium is comprised of more than one company, the direct profits tax relating to each Calendar Year will be assessed on the basis of the net taxable profits of each company, and for this purpose a separate Market Price will be calculated for each company under Article 21 of the Convention.

     However, payments of the royalty provided for in Article 22 of the convention will in all cases be calculated and valued on the basis of the total production of all the companies comprising the Consortium.

     1.6.2 Carry forward of losses

     Starting from the Calendar Year during which the first commercial production takes place all deductibles charges relating to the Petroleum Operations which are used in determining the direct profits tax which cannot be recovered will be considered as an exploitation loss and will be carried forward as a deduction for the following Calendar year until the end of the fifth (5th) Calendar year. In case of exceptional circumstances, the Minister and the Consortium may agree on an appropriate extension of this period.

1.7. Accounting on an accrual basis

     All books, accounts and statements will be prepared on an accrual basis (as opposed to a cash basis). Revenues will be attributed to the accounting period in which they are earned, and costs and expenses to the accounting period in which they are incurred, without the need to specify when the amount is received or disbursed in connection with a particular transaction. Costs and expenses will be deemed to have been incurred :

     - In the case of physical items, in the accounting period when title thereto passes ;

     - In the case of services, in the accounting period when such services are performed.

     The accounting basis may be changed by agreement between the Parties if the Consortium demonstrates both that such change is equitable and is also in accordance with the practices of the international petroleum industry.

1.8. Definitions of Capital Expenditures and Operating Costs

     The Petroleum Costs shall consist of Capital Expenditures and Operating Costs.

     1.8.1 Capital Expenditures

          Capital Expenditures represent the Petroleum Costs of assets that have a useful life extending behing the year in which the asset wasa required, including all exploration costs and expenditures and all development expenditures defined in subparagraphs 1.8.1 a) through h) below.

          Capital Expenditures include, but are not limited to, the acquisition costs of the following assets and services :

     a) Buildings, installations and associated equipment, such as installations for producing water and electricity, warehouses and access roads, installations for Crude Oil treatment and related equipment, secondary recovery systems, Natural Gas treatment plants and systems for producing steam.


     b) Construction of houses, facilities and leisure for employees and other property relating to such construction.

     c) Production installations such as production rigs (including the costs of labor, fuel, transportation and supplies for the fabrication, installation and erecting in place of the rigs and the cost of installing pipelines), wellhead equipment, sub-surface lifting equipment, tubing, sucker rods, surface pumps, flow-lines, gathering equipment, delivery lines and storage facilities.

     d) Movable property such as surface or sub-surface production and drilling tools, equipment abd instruments, barges and floating craft, automotive equipment, aircraft, construction equipment, furniture, office equipment, miscellaneous equipment.

     e) Development and production wells, including labor, materials services used, as well as redrilling, deepening, and restoring production of such wells, and access roads, if any, leading directly to these wells.

     f) Exploration Wells and Evaluation Wells, including labor, materials and services used, as well as access roads, if any, leading directly to these wells.

     g) Surveys, including labor, materials and services used for aerial, geological, topographic, geophysical and seismic surveys, as well as core drilling.

     h) Other exploration expenses, such as auxiliary or temporary installations with a useful life not exceeding one year used in exploration, and exploration to acquire geophysical or geological information.

     1.8.2 Operating Costs

     Operating Costs are all petroleum Costs other than Capital Expenditures defined above.

1.9  Depreciation

     Capital Expenditures as defined in Article 1.8 of this Annex will be depreciated for the purposes of calculating direct profi tax. In order to determine the amount of depreciation which is allowed as a deduction from taxable net profit in each Calendar Year, the following principles will apply :

     1.9.1 Capital Expenditures will be amortized on a straight lise basis at the following annual rates :

     - all exploration work, all wells, both productive and non-productive, and all access ways at the rate of 100 %.
     -    Surface pipelines at the rate of 10 %.
     -    Buried pipelines at the rate of 20 %.
     -    Permanent buildings at the rate of 5 %.
     -    All other Capital Expenditures at the rate of 20 %.

     1.9.2 The depreciation in respect of the first Calendar Year for which depreciation is allowable will be made on aproportional basis and not for the whole year.

     1.9.3 Depreciation of Capital Expenditures will be allowed with effect from :

     - the Calendar Year during which the asset is placed in service or, if the Capital Expenditure does not relate to an asset having a period of use exceeding the year in which it is placed in service, from the calendar Year during which the Capital Expenditure is incurred ;

     - or the Calendar Year during which the first commercial production takes place if this year is later.


1.10.  Valuation  of  transactions

Unless otherwise agreed in writing by the Minster and the Consortium, all transactions resulting in income, costs or expenses to be credited or debited to the books, accounts, statements and reports prepared, maintained or submitted under this Convention will be made on an arm's length basis or on a basis such that such income, costs or expenses will neither be less than nor more than, as the case may be, the amounts which would have resulted if the transactions had been made on an arm's length basis as mentioned above.

1.11.  Non-deductible  expenses

     The  following  expenses  will  not  be  included  in the Petroleum Costs :

     a) Costs relating to the marketing and transportation of the Hydrocarbons beyond the Delivery Point ;
     b)   Contributions and donations except those approved by the State ;
     c) Gifts or rebates to suppliers and gifts or commissions to intermediaries used for service or supply contracts ;
     d) Any interests, fines, monetary adjustments or increases in expenses due to the failure of the Consortium to comply with the obligations under the Convention or to respect applicable law or contracts with Third Parties ; and
     e) All other expenses which are not directly necessary for the carrying out of the Petroleum Operations, and expenses which are excluded by provisions of the Convention and of this Accounting Procedure and by regulations in force in the Republic of Chad.

1.12.  Exchange  rates

For the purposes of conversion between the legal currency of Chad or any other currency, the average of the purchase and sale exchange rates will be used. This average will be based on the rates quoted on the foreign exchange market in Paris on the closing of the first day of the month during which the income, costs or expenses are booked, except for depreciation for purposes of calculating direct profits tax which will be converted at the rate in force on the date of acquiring asset by the Consortium or the date the service was performed, as the case may be.

Any  exchange profit or loss will be debited or credited to the Petroleum Costs.

A statement of the exchange rates used for converting the legal currency of Chad or any other currency into Dollars will be kept by the Consortium.


ARTICLE  2   ACCOUNTING  METHODS  AND  PRINCIPLES  FOR  IMPUTING PETROLEUM COSTS


2.1.  Personnel  expenses

     The amount of wages and salaries of the Consortium's employees directly assigned to working in the Republic of Chad on the Petroleum Operations performed under this Convention, including the costs of holidays, vacations, sick leave, living and housing allowances, travel time, bonuses and other benefits customarily granted to the employees of the Consortium and their families in similar ventures.


2.2.  Materials  and  equipment

     The cost of equipment, materials, machines, tools and any other articles of a similar nature used or consumed for the requirements of the Petroleum
Operations  subject  to  the  following  :

     a)   Acquisition

          The consortium will only supply or purchase materials which are required for the foreseeable needs of the Petroleum Operations. The Consortium will avoid the accumulation of surplus stocks.


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          However,  stocks  must be  sufficient  to take into  account  the time needed for replacements, emergency needs and similar considerations.

     b)   Components of costs

          The costs of materials and equipment acquired by the Consortium for the needs of the petroleum Operations may include, in addition to the invoice price(after deduction of any discount given) freight and transportation costs between the supply point and the delivery point (provided that such costs are not already included in the invoiced price), insurance costs, and other related expenses which may be charged to the materials and the equipment imported into or bought in the Republic of Chad .

     c)   Accounting

          The costs of such materials and equipment will be debited in the accounts on an costs basis.

     d)   Supply of materials and equipment by Affiliated Companies

          The materials and equipment supplied by the Affiliated Companies of the consartium will be debited in the accounts at a level not exceeding that which would be charged by independent suppliers on an arm's length basis. This criterion will apply both the new and used materials.

     e)   Inventories

          The consortium will maintain permanent inventories by quantity Nd value of all materials in stock in accordance with the generally accepted practices of the international petroleum industry. The Consortium will make a physical inventory of all materials at least once in any Contract Year. The State may carry out complete or partial inventory verifications when it considers them necessary. The cost of non-capital merchandise in stock will be debited to the profit and loss account at the time such merchandise is taken out of stock for use.

2.3.     Cost  of  technical  services

          The cost of technical services required for the Petroleum Operations will be assessed as follow :

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     a)   in the case of technical  services  performed by Third Parties who are direct contractors including consultants, contractors and public utilities, the price paid by the Consortium provided that this price is no higher than prices normally charged by other firms for the same or comparable work or services ; and

     b) in the case of technical services performed by the Consortium or its Affiliated Companies, the price invoiced by the Consortium or its Affiliated Companies, provided that this price is no higher than the most favorable price proposed to other Affiliated Companies of the Consortium or to Third parties for the same or comparable services, in accordance with a methods of distribution of costs to be agreed in the accounting plan referred to in Article 1.4 b) of this Annex

2.4.      Insurance and claims

The premiums paid for insurance which, in the normal course of events, is required for the Petroleum Oerations, provided such premiums relate to prudent coverage of risks and that they are no greater than those charged on a competitive basis by insurance companies which are not Affiliated Companies of the Consortium. The indemnities received from any insurance or any claims will be credited against Petroleum Costs.

If no insurance, or sufficient insurance, is taken out to cover a particular risk, all the costs incurred by the consortium relating to any loss, claim, damage or judgment, including legal services, related to such risks will be considered as petroleum Costs provided such costs do not result from the Contractors'gross negligence.

2.5.      Legal  and  litigation  costs

          Costs of litigation and legal or related services necessary or expedient for the protection of the Contract Area. Any damages or compensations received will be credited against the Petroleum Costs.

          Costs incurred by the Consortium in the course of an arbitration under
          Article 33 of the Convention will not be included in the Petroleum Costs except to the extent that awards may be made in favor of the Consortium.


2.6.     Overhead  Costs


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General  costs  and  the  costs of centrally provided services (hereafter called
[Overhead  Costs] )  other  than  direct  costs  will  include  in  particular :

     a)   costs  incurred for services and  Consortium's  personnel  outside the
          Republic of Chad relating to administration, legal, accounting, finance, audit, tax, planning, personnel management, purchasinh and other functions required for Petroleum Operations under this Convention ; and
     b) reasonable travel expenses for the Consortium's personnel in general and adminitrative categories set out in paragraph a) incurred for the purpose of inspecting and supervising the Petroleum Operations in the Republic of Chad.
     c) These Overhead Costs will be imputed to the Petroleum Costs in accordance with methods applied by the international petroleum industry and in accordance with the accounting plan.

The overhead costs incurred outside the Republic of Chad in each Calendar Year will not exceed the percentage rate of the Petroleum Costs which is the same as that charged by the operating company of the Consortium to the other member companies of the Consortium for the recovery of the said costs. Any change shall be notified to the Minister.


2.7. Interest and fees

     Interset, fees and other financing charges may be imputed to deductible Petroleum Costs for the determination of the direct profits tax, provided they do not exceed the commercial rates used in similar situations and they relate to loans and credits obtained by the Consortium under this Convention which are required for the purposes of financing development operations of a Commercial Field, excluding exploration (which includes evaluation) operations.

     The details of the financing plans and the level of financing will be included in each Annual Work Plan and Budget for information purposes only.


2.8. Office cost in Republic of Chad

Personnel costs and maintenance costs for the main offices of the Consortium in the Republic of Chad including rent, expenses for telephone, telex, fax and radio and expenses for installations such as bases, warehouses, water, power and communications system, roads and bridges.


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2.9.     Miscellaneous  expenditures

All other expenditures, other than those which are covered and dealt with by the foregoing provisions of this Annex, incurred by the Consortium and necessary for the conduct of Petroleum Operations, including expenses of training personnel provided for under Article 19 of the Convention, expenses under Article 18.4, and surface fees referred to in Article 8.


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